Exhibit 10.3
LEASE AGREEMENT
THIS LEASE AGREEMENT (“Lease”) is entered into by and between Landlord and Tenant, each as defined below in Section 1.

1.	THE PARTIES

	Landlord’s Name and type of entity:	Space Center Operating Associates, L.P. a New Mexico limited partnership

	Landlord’ Address for Notices:	c/o BGK Texas Property Management, Inc. 1235 North Loop West, Suite 1025 Houston, Texas 77008

	Landlord’s Payment Address:	c/o BGK Texas Property Management, Inc. 1235 North Loop West, Suite 1025 Houston, Texas 77008

	Tenant’s Name and type of entity:	Cyberonics, Inc. a Texas corporation

	Tenant’s Address for Notices:	100 Cyberonics Boulevard, Suite 600 Houston, Texas 77058

2.	DEFINITIONS AND BASIC TERMS

The following definitions and basic terms shall have the indicated meanings when used in this Lease:

a.	Building:	The building known as the Cyberonics Building located on the land described on Exhibit “A” attached hereto and whose street address is 16511 Space Center Boulevard.

b.	Premises:	Suites 106, 107, 110 115, 127, 130, 140, 143, 150, 160, 202, 300, 400, 500, and 600 in the Building, The Premises are outlined on the plan attached to the Lease as Exhibit “B-l” and Exhibit “B-2”.

c.	Property:	The Building, the parcel of land upon which the Building is situated and any other improvements located thereon.

d.	Tenant’s Rentable Square Feet:	122,513 rentable square feet as herein defined and referred to as Space “A” containing 95,327 rentable square feet and Space “B” containing 27,186 rentable square feet.

e.	Total Rentable Square Feet in the Building:	144,346

f.	Tenant’s Proportionate Share:	For the period between December 8, 2002 through December 31, 2003, Tenant’s Proportionate Share shall be 66.0406%, Commencing January 1, 2004, Tenant’s Proportionate Share shall increase to 84.8745%. Tenant’s Proportionate Share is defined as the percentage obtained by dividing (i)

Tenant’s Rentable Square Feet by (ii) the total Rentable Square Feet in the Building.

g.	Commencement Date:	The Commencement Date for Space “A” (95,327 square feet) shall be December 8, 2002.

The Commencement Date for Space “B” (27,186 square feet) shall be the date that Landlord delivers possession of Space “B” to Tenant vacant and in its “AS-IS” condition, which is estimated to be January 1, 2004, but in no event will be earlier than January 1, 2004.

h.	Term:	The Term for Space “A” shall be for a period of Eighty-four (84) months and twenty-four (24) days commencing on the Commencement Date for Space “A” and ending at 5:00 p.m. December 31, 2009 subject to adjustment and earlier termination as provided in the Lease.

The Term for Space “B” shall be for a period of Seventy-two (72) months commencing on the Commencement Date for Space “B” and ending at 5:00 p.m. December 31, 2009 subject to adjustment and earlier termination as provided in the Lease.

i .	Base Rent:

	Space “A”	Space “B”	Total	Annual
	Tenant’s Rentable	Tenant’s Rentable	Tenant’s Rentable	Base Rent	Monthly
Lease Period	Square Feet	Square Feet	Square Feet	(PSF/YR)	Base Rent
12/08/02 -12/31/03	95,327	0	95,327	$17.00	$135,046.58
01/01/04-12/31/04	95,327	27,186 *	122,513 *	$17.20	$175,601.97 *
01/01/05-12/31/05	95,327	27,186	122,513	$17.30	$176,622.91
01/01/06- 12/31/06	95,327	27,186	122,513	$18.25	$186,321.85
01/01/07-12/31/07	95,327	27,186	122,513	$18.50	$188,874.21
01/01/08 -12/31/08	95,327	27,186	122,513	$18.75	$191,426.56
01/01/09-12/31/09	95,327	27,186	122,513	S19.00	$193,978.92

*The foregoing is based on a Commencement Date for Space “B” of January 1, 2004. If the actual Commencement Date for Space “B” is a later date for any reason, Base Rent with respect to Space “B” shall not commence until the actual Commencement Date.

j.	Additional Rent:	Additional Rent is defined in Section 6.

k.	Rent:	Base Rent, Additional Rent and all other sums that Tenant may owe to Landlord under this Lease.

l.	Security Deposit:	$64,526.17

m.	Expense Stop/ Base Year:	Expense Stop: $0 Base Year: 2003 for both Space “A” and Space “B”.

n.	Permitted Use:	General Office Purposes, business and commercial use, scientific research and development and high technology manufacturing and testing of medical devices and related equipment.

o.	Property Management Company/Address:	BGK Texas Property Management, Inc. 1235 North Loop West, Suite 1025 Houston, Texas 77008

p.	Maximum Construction Allowance:	(See Exhibit “E-l” and “E-2”)

q.	Landlord’s Broker (name and address):	N/A

r.	Tenant’s Broker (name and address):	Mr. Don R. Kugle Clear Lake Asset Management, Inc. 2019 Enterprise Avenue League City, Texas 77573

s.	Guarantor(s) (name and address):	None

t.	Parking Spaces:	Based on four (4) parking space per 1,000 square feet of rentable area 31 reserved parking spaces based on 25 spaces per 1,000 square feet rentable area.

u.	Parking Rent:	$ -0- per month per Parking Space.
3.	LEASE OF PREMISES

Landlord, in consideration of the Rent to be paid and the covenants and agreements to be performed by Tenant, does hereby lease unto Tenant the Premises, together with the non-exclusive right and easement to use the parking, if any, and any other common facilities in or on the Building and the Property (including, without limitation, the driveways, sidewalks, loading and unreserved parking areas, lobbies, and hallways) which may from time to time be furnished by Landlord, in common with Landlord and the tenants and occupants of the Building, and their respective agents, employees, customers and invitees; subject however to reasonable restrictions by Landlord as to the use of such common facilities. In addition, Tenant shall have the non-exclusive right to use (but not modify or alter) for the purpose of installing Tenant’s cabling its Proportionate Share of the plenums, risers, and electric closets located in the Building in connection with Tenant’s use and occupancy of the Premises, at no additional cost, subject to Landlord’s reasonable right of approval with respect to the type of use of such space and compliance with all of the terms and provisions of Section 10 below.

4.	TERM

Tenant is currently occupying Space “A”. If any present occupant of Space “B” holds over and Landlord cannot deliver possession of Space “B” to Tenant on or before January 1, 2004 then (a) Landlord shall not be in default hereunder or be liable for damages therefore and (b) Tenant shall accept possession of Space “B” when Landlord tenders possession thereof to Tenant vacant and in its “AS-IS” condition. Notwithstanding the foregoing, if Landlord fails to deliver possession of Space “B” to Tenant in its required condition by March 1, 2004, the Tenant may terminate this Lease with respect to Space “B” only by delivering written notice thereof to Landlord before Landlord delivers possession of Space “B” to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, except for completion of any punch-list items and latent defects. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested same, a letter confirming (i) the Commencement Date with respect to Space “A” and Space “B”, (ii) that Tenant has accepted the Premises, and (iii) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter).

5.	PAYMENT OF RENT

a. Payment. Tenant shall timely pay to Landlord, without demand deduction, abatement or offset (except as otherwise expressly set forth herein), the Base Rent, Additional Rent and all other rent at Landlord’s Payment Address. Base Rent shall be payable monthly in advance in United States dollars.

The first monthly installment of Base Rent (for the period from December 8, 2002 through December 31, 2002) shall be due and payable on the Commencement Date for Space “A”; thereafter, monthly installments of Base Rent for Space “A” and Space “B” shall be due on the first day of each succeeding calendar month during the Term. Base Rent for any fractional month shall be prorated based on 1/365 of the current annual Base Rent for each day of the partial month this Lease is in effect, and shall be due on the respective Commencement Date for Space “A” and Space “B”.

b. Late Payments. With respect to each payment that is over five (5) business days late, Landlord may charge Tenant a fee equal to 6% of any delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In addition, Landlord may charge interest at the lessor of the Prime Rate (defined below) plus two percent (2%) or the maximum rate permitted by applicable law for all payments which are over five (5) business days late. In no event, however, shall the charges permitted under this Section or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum rate of interest permitted by applicable law. As used herein, the “Prime Rate” means the prime rate of interest published in the “Money Rates” section of The Wall Street Journal, Southwest Edition on the due date for the payment in question.

6.	ADDITIONAL RENT

a. Payment of Additional Rent. Tenant shall pay as Additional Rent an amount equal to Tenant’s Proportionate Share multiplied by the difference of (a) the total annual Operating Expenses, as defined below, for the calendar year in question and (b) the Operating Expenses for the Base Year, in each case adjusted in accordance with Section 6d. Landlord may collect such amount in a lump sum, due within 30 days after Landlord furnishes to Tenant an annual Operating Expense Statement as defined below. Alternatively, Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term, and, unless Landlord delivers to Tenant a revision of the estimated Additional Rent, Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months in such calendar year during the Term. From time to time during any calendar year (but not more than once in any calendar year), Landlord may estimate and re-estimate the Additional Rent to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to Section 6c when actual Operating Expenses are available for each calendar year.

For purposes of calculating Additional Rent under this Section 6, the Controllable Operating Expenses (defined below) for each calendar year after the Base Year that may be included in Operating Expenses for such calendar year shall not be more than 4% greater than the Controllable Operating Expenses for the previous calendar year. “Controllable Operating Expenses” shall mean all items of Operating Expenses which are within the reasonable control of Landlord, but specifically excluding taxes, utilities, insurance, costs incurred to comply with governmental requirements, wages and salaries affected by the minimum wage, and other costs beyond the reasonable control of Landlord.

b. Operating Expenses. “Operating Expenses” shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Property (including any parking facilities), determined in accordance with generally accepted accounting principles (“GAAP”), including but not limited to the following:
(i) all taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Property (or its operation), and the grounds, parking areas, driveways, and alleys on the Property, excluding, however, federal and state taxes on income (collectively, “Property Taxes”); if the present method of taxation changes so that in lieu of the whole or any part of the Property Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Property, then all such taxes, assessments, or charges, or the part thereof so based, shall be included within the term “Property Taxes”;
(ii) wages and salaries (including management fees not to exceed those consistent with market conditions in the area in which the Building is located) of all employees at or below the level of building manager fully engaged in the operation, repair, replacement, maintenance, and security of the Property, including taxes, insurance and benefits relating thereto;
(iii) all supplies and materials used in the operation, maintenance, repair, non-capital replacement, and security of the Property;

(iv) cost of all capital improvements made to the Property which can reasonably be expected to reduce the normal operating costs of the Property; provided, that any amortization for capital improvements made primarily for the purpose of reducing operating expenses shall not exceed the amount which Landlord reasonably estimates has been saved during such year as a result of a reduction of operating expenses related to the installation of such capital improvements, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, in each case, as amortized over the useful economic life of such improvements as set forth in the manufacturer’s specifications therefor or, if the manufacturer’s specifications do not specify a useful life, then the useful life thereof determined in accordance with GAAP;
(v) cost of all utilities, other than the cost of utilities actually reimbursed to landlord by the Building’s tenants;
(vi) cost of any insurance or insurance related expense applicable to the Property and Landlord’s personal property used in connection therewith;
(vii) cost of repairs, non-capital replacements, and general maintenance of the Property; and
(viii) cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, non-capital replacement, or security of the Property (including, without limitation, alarm service, window cleaning, and elevator maintenance).
There are specifically excluded from the definition of the term “Operating Expenses” the following costs:
(1) capital improvements made to the Property, other than capital improvements described in subparagraph (iv) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like;
(2) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Property;
(3) interest, amortization or other payments on loans by Landlord;
(4) depreciation of the Building, other improvements located on the Property and other property used in the operation and maintenance thereof;
(5) leasing commissions;
(6) legal expenses, other than those incurred for the general benefit of the Property’s tenants (eg., tax disputes);
(7) renovating or otherwise improving tenant space for other tenants of the Property or vacant space in the Building (except common areas);
(8) correcting defects in the construction of the Building;
(9) federal income taxes imposed on or measured by the income of Landlord from the operation of the Property; and
(10) the additional exclusions from Operating Expenses listed on Exhibit “K” attached hereto.
c. Operating Expense Statement. Landlord shall provide an annual Operating Expense statement including a statement of Landlord’s actual Operating Expenses for the previous year adjusted as provided in Section 6d. If the annual Operating Expense Statement reveals that Tenant paid more for Additional Rent than the actual amount due in the year for which such statement was prepared, then Landlord shall promptly credit (or reimburse, if the Lease has terminated and Tenant is not in default) Tenant for such excess. Likewise, if Tenant paid less than the actual amount due, then Tenant shall promptly pay Landlord such deficiency. This provision applies only to Tenant’s Additional Rent and shall never require a refund or credit of Base Rent.
d. Building Occupancy. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of at least ninety-five percent (95%) of the Total Rentable Square

Feet in the Building thereof, the Operating Expenses for such period shall be increased to the amount which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Total Rentable Square Feet in the Building thereof. Operating Expenses grossed-up under this Section 6d shall include only those Operating Expenses that vary with occupancy of the Building.

e. Taxes. Upon written request from Tenant, Landlord shall provide to Tenant a copy of the assessed value of the Property as determined by the applicable governmental authority. If Tenant requests, Landlord shall protest or appeal the appraised value of the Property in accordance with applicable law. However, if Landlord reasonably believes that such protest would not be successful in reducing taxes for the time period in question, Landlord shall promptly notify Tenant thereof and thereafter permit Tenant, at its expense, to protest or appeal the appraised value of the Property. Subject to the preceding sentence, Tenant waives all rights under the Texas Property Tax Code, now or hereafter in effect, including all rights under Section 41.413 thereof, granting to tenants of real property or lessees of tangible personal property the right to protest the appraised value, or receive notice of reappraisal, of all or any part of the Property, irrespective of whether Landlord has elected to protest such appraised value.

f. Tenant Inspection Right. After giving Landlord 10-days’ prior written notice thereof, Tenant may inspect or audit Landlord’s records relating to Operating Expenses for any periods of time within two (2) years before the audit or inspection; provided, however, in no event will Landlord be obligated to permit any such inspection or audit to be performed by a consultant or firm that is compensated by Tenant on a contingent fee or percentage of recovery basis. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in calculating Operating Expenses, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof. Tenant shall pay the cost of such audit or inspection unless the total Operating Expenses for the time period in question are finally determined to be in error by more than 5% in the aggregate, in which case Landlord shall pay Tenant’s reasonable out-of-pocket audit costs. Tenant shall maintain the results of each such audit or inspection confidential.

7.	SECURITY DEPOSIT

Contemporaneously with the execution of this Lease, Tenant’s security deposits totaling 564,526.17 shall be transferred from any and all prior Lease Agreements, which shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (defined below). Following an Event of Default and prior to Tenant’s cure of the same, Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed, to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations in accordance with Chapter 93 of the Texas Property Code, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant’s obligations within a reasonable time (but in no event more than thirty (30) days). If Landlord transfers its interest in the Premises and the transferee assumes Landlord’s obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for return of the Security Deposit.

8.	USE

Tenant shall occupy and use the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances (other than materials and substances used in connection with Tenant’s business in compliance with applicable laws). If, because of Tenant’s acts, the rate of insurance on the Building or its contents increases, then Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord’s rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

9.	TENANT IMPROVEMENTS

Landlord will provide a tenant improvement allowance as described in Exhibit “E” attached hereto and made a part hereof:

10.	ALTERATIONS

All improvements to the Premises made after the Commencement Date shall be installed at the expense of Tenant only (except for the tenant improvement allowance to be provided by Landlord pursuant to Exhibit “E”) in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. After the initial Tenant improvements are made, no alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect the Building’s structure (i.e., the Building’s exterior walls, roof, elevator shafts, footings, foundations, structural portions of load bearing walls, structural floors and subfloors and structural columns and beams), or the Building’s HVAC, plumbing, electrical, or mechanical systems. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises that is visible from outside the Premises without Landlord’s prior consent. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for repainting or recarpeting the Premises so long as the installation thereof does not involve any core drilling or otherwise adversely affect the Building structure, in each case provided that (1) Tenant delivers to Landlord written notice thereof and plans and specifications therefor prior to commencing any such alterations, additions, or improvements and (2) such alterations, additions and improvements will not adversely affect (A) the Building’s structure, the provision of services to other Building tenants, or the Building’s electrical, plumbing, HVAC, life safety or mechanical systems, (B) the exterior appearance of the Building, or (C) the appearance of the Building’s common areas or elevator lobby areas. All alterations, additions, or improvements (whether temporary or permanent in character, and including all air-conditioning equipment and all other equipment that is in any manner connected to the Building’s plumbing system, but excluding any manufacturing, testing or production equipment or trade fixtures of Tenant (which manufacturing, testing and production equipment and trade fixtures may be removed from the Premises by Tenant) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord’s property at the end of the Term and shall remain on the Premises (unless Landlord requires removal of same by giving written notice thereof at the time Landlord approves the plans and specifications with respect thereto) without compensation to Tenant. Approval by Landlord of Tenant’s plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty as to the adequacy or sufficiency of such plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Tenant shall be responsible for the cost of all action required to cause the Premises (other than restrooms and drinking fountains in the Premises) to comply with the requirements of the Americans with Disabilities Act of 1990 (the “ADA”), and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time, to the extent such action is necessitated by any installations, additions, or alterations made in or to the Premises at the request of or by Tenant or by Tenant’s use of the Premises (other than retrofit whose cost has been particularly identified as being payable by Landlord in an instrument signed by Landlord and Tenant). If Landlord’s prior consent is required under this Section 10, such consent shall not be unreasonably withheld, conditioned or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. Landlord shall be responsible for the cost of compliance with the ADA for all portions of the Property not subject to the Premises or other leases with tenants.

The Tenant shall have the continuing right to act as either construction manager or general contractor for any remodeling within its Premises. Any an all remodeling or renovations shall be done only with prior written approval by the Landlord (not to be unreasonably withheld, conditioned or delayed) based on plans submitted to Landlord by Tenant or its agents. All construction/remodeling shall adhere to all State and City code requirements inclusive of ADA regulations. Landlord will have the right to inspect such construction at any time.

If Tenant desires to perform any work in the Premises thai requires Landlord’s approval or consent under Section 10 and submits to Landlord plans and specifications therefor or change orders thereto, then Landlord shall within seven (7) business days after its receipt of such plans and specifications and within five (5) business days after its receipt of any such change orders with respect thereto, notify

Tenant whether it approves or disapproves the same; any notice of disapproval shall be accompanied by a statement in reasonable detail of the reasons therefor.
11.	LANDLORD’S SERVICES
a. Services. landlord shall furnish to Tenant the services outlined on Exhibit “D” attached hereto Landlord shall maintain the common areas of the Building in reasonably good order and condition.
b.	Excess Utility Use. Tenant shall continue to pay for separately metered electrical consumption for the following areas: (a) the 5-ton condensing unit in the Server Room on the 5th floor, (b) the Termatron Units I and II on the 1st floor, (c) the Microbiology Lab Equipment in Suite 106 on the 1st floor and Tenant shall pay monthly for electrical consumption on any other future non-office equipment which will be monitored by the installation of separate meters.

Landlord shall use reasonable efforts to furnish electrical current for computers, electronic data processing equipment, special lighting, and other equipment whose electrical energy consumption exceeds Building Standard Capacity (defined below) through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten (10) days after Landlord has delivered to Tenant an invoice therefor. The amount of such additional consumption shall be paid by Tenant and shall be determined by a separate meter in the Premises which shall be installed by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or exceeding Building Standard Capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises without Landlord’s consent and approval Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines, computers and electronic data processing equipment) in the Premises which materially and adversely affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, and Tenant is unable or unwilling to (1) reduce consumption or otherwise eliminate the cause of the increase in temperature otherwise maintained by the air conditioning system or (2) install a supplemental air conditioning system, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

Landlord agrees to furnish Tenant electricity for ordinary office uses equivalent to six (6) watts per rentable square foot connected load (“Building Standard Capacity”). Any electricity use for ordinary office use which exceeds Building Standard Capacity will be billed by Landlord for such excess use with the exception of those areas separately metered and billed.
c. Change. Landlord’s obligation to furnish services under Section 11a shall be subject to the rules and regulations of the supplier of such services and all governmental rules and regulations. Landlord may change services as necessary to comply with such rules or regulations provided that following any such change Landlord shall be able to (and shall) furnish services substantially the same as those required under Section 11a and Exhibit “D”.
d. Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service that becomes unavailable. Any unavailability shall not render Landlord liable for any damages caused thereby, nor shall be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. However, if Tenant is prevented from making reasonable use of all or any portion of the Premises for more than five (5) consecutive days because of the unavailability of any such service, Tenant shall be entitled to a reasonable abatement of Rent as to the portion of the Premises in question for each day following the fifth (5th) day such unavailability commenced that Tenant is so prevented from making reasonable use of the Premises. Tenant agrees to promptly notify Landlord in writing of any interruption of services.
If at any time (1) Landlord fails to deliver electrical service, elevator service, HVAC service, sewer service or water service to the Premises (the “Critical Services”) for five (5) consecutive business days after Tenant advises Landlord in writing that the Critical Services are not being provided to the Premises, (2) the unavailability of such Critical Services prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such unavailability, and (3) Landlord has not commenced to cure such cessation of Critical Services or has failed to prosecute such cure with reasonable diligence, Tenant shall be entitled to restore such service. Landlord shall reimburse Tenant for its actual, out-of-pocket costs therefor within thirty (30) days after delivery to Landlord of a reasonably detailed invoice and, if requested by Landlord, receipts, bills paid affidavits, and appropriate releases of liens, failing which default interest shall accrue thereon from the date due until the date paid at the Prime Rate plus two percent (2%). Furthermore, subject to Force Majeure, if any Critical Service is not provided to a portion of the Premises for a period of 60 consecutive days and Landlord has not commenced to cure such cessation of Critical Services or has failed to prosecute such cure with reasonable diligence, Tenant shall have the right to terminate this Lease (in its entirety or as to the affected portion of the Premises) by giving Landlord written notice of such termination prior to the date on which such Critical Service is restored to the entire Premises. If the unavailability of such Critical Services is caused by a Taking (defined below) or a Casualty (defined below), then the provisions of this paragraph shall not be applicable thereto; rather, the provisions of Sections 16 and 17 (as the case may be) shall apply. If any such failure to provide such Critical Services prevents Tenant from operating its business in the Premises, Tenant may arrange for such services directly from the supplier thereof.
e.	Additional Services. Should Tenant desire any additional services beyond those described here or service outside the normal times Landlord provides such services, Landlord may (at Landlord’s option), upon reasonable advance notice from Tenant, furnish such services and Tenant shall pay Landlord’s actual cost plus 10% overhead for the additional services provided. By way of illustration and not limitation, special equipment requiring abnormal use of water or electricity used as a power source for data processing machines, including air conditioning costs therefor, large business machines and similar equipment of high electrical consumption shall not be standard and the costs thereof shall be paid by Tenant within ten (10) days after Landlord delivers to Tenant an invoice therefor. Landlord shall, at Tenant’s sole cost and expense, install separate meters for measuring consumption of non-standard services within the Premises.
12.	REPAIRS

a. Landlord’s Repair Obligations. Promptly following receipt of written notice from Tenant of the necessity therefor, landlord shall make necessary repairs to maintain the structure of the Premises and the Building. “Structure” or “structural” for purposes of this Lease shall mean only the following: foundation, roof framing and roof, weight bearing columns and weight bearing walls (specifically excluding interior surfaces). If any repair in the Building is required because of any act, neglect, or fault of Tenant, its employees, licenses, or contractors, then, to the extent Landlord does not receive insurance proceeds to cover such repairs, Tenant shall pay all costs therefor within ten (10) days after Landlord has delivered the Tenant an invoice therefor.

b. Tenant’s Repairs. Tenant agrees to promptly make all repairs (including replacements and alterations where necessary) necessary to keep the interior of the Premises in good order, repair and condition, except for those necessitated by reasonable use and wear and to repair any damage caused by Tenant or Tenant’s agents, contractors, or invitees to any of the Property. The interior shall include:
(i)	interior faces of the exterior walls of the building;

(ii)	interior face of the ceilings;

(iii)	floor coverings;

(iv)	portion of the wiring, plumbing, pipes, conduits and other water, sewerage, utility, and sprinkler fixtures and equipment in the Premises which serve the Premises exclusively; and which are not located within the floors, walls or ceiling; and

(v)	all interior glass.
c. Performance of Work. All work described in Sections 9 and 10 above and in this Section 12 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to beginning any work, Tenant shall cause all contractors and subcontractors to procure and maintain insurance against such risks, in such amounts, and with such companies as set forth in Section 15c. Unless otherwise agreed to in writing by Landlord, all such work shall place the Property in as good or better condition as that which existed at the time of such repair and shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage any portion of the Property. Any such work which may affect the HVAC, electrical system, or plumbing must be approved by an engineer acceptable to Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

d. Mechanic’s Liens. Tenant shall not permit any mechanic’s or other liens to be filed against the Premises or the Property for any obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, no later than twenty (20) days after Landlord has notified Tenant thereof in writing, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord from and against all costs (including attorneys’ fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any mechanics’ or materialmen’s liens asserted in connection with alterations, repairs, improvements or other work performed by Tenant or Tenant’s agents, contractors or employees.

13.	TRANSFERS

a. Transfers; Consent. Except as provided in Section 13c below, Tenant shall not, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold, delay or condition): (a) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (b) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (c) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant(d) sublet any portion of the Premises; (c) grant any license, concession, or other right of occupancy of any portion of the Premises; or (f) permit the use of the Premises by any parties other than Tenant (any of the events listed in clauses (a) through (f) being a “Transfer”). If Tenant requests Landlord’s consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s credit worthiness and character. Landlord agrees that it shall not unreasonably withheld, condition or delay consent if (a) the nature and character of the proposed assignee or sublessee, its business and activities and intended use of the Premises are in Landlord’s reasonable judgment consistent with the current standards of the Building, (b) neither the proposed assignee or sublessee (nor any party which, directly or indirectly, controls or is controlled by or is under common control with the proposed assignee or sublessee) is a department, representative or agency of any governmental body or then an occupant of any part of the Building or a party with whom Landlord is then negotiating to lease space in the Building or in any adjacent Building owned by Landlord or an affiliate of Landlord unless Landlord can not meet the expansion needs (on a per square foot basis) of the proposed transferee in which case the proposed transferee may be an occupant of any part of the Building or a party with whom Landlord is then negotiating to lease space in the Building, (c) the form and substance of the proposed sublease or instrument of assignment is acceptable to Landlord (which acceptance by Landlord shall not be unreasonably withheld, conditioned or delayed) and is expressly subject to all of the terms and provisions of this Lease and to any matters to which this Lease is subject, (d) the proposed occupancy would not (1) materially increase the office cleaning requirements, (2) impose a materially extra burden upon the services to be supplied by Landlord to Tenant hereunder, (3) violate the current rules and regulations of the Building, (4) violate the provisions of any other leases of tenants in the Building or (5) cause alterations or additions to be made to the Building (excluding the Premises), and (e) the granting of such consent will not constitute a default under any other agreement to which Landlord is a party or by which Landlord is bound. Tenant shall reimburse Landlord for its reasonable attorneys’ fees and other out-of-pocket expenses incurred in connection with considering any request for its consent to a Transfer, up to a maximum of $500.00. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord’s consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor and Tenant shall execute any documents reasonably required by Landlord to confirm same. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may until such time as the Event of Default is cured collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.
b.	Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, 50% of all compensation received by Tenant for a Transfer (whether permitted or not) that exceeds the sum of (i) Rent paid by Tenant to Landlord for the applicable portion of the Premises covered thereby and (ii) Tenant’s costs reasonably incurred with unaffiliated third parties in connection with such Transfer (e.g., brokerage commissions, attorneys’ fees, tenant improvement allowances and the like). Landlord’s acceptance of such Additional Compensation shall not constitute Landlord’s approval of any Transfer that was not approved by Landlord or permitted by this Lease.

c.	Permitted Transfers. Notwithstanding Section 13a, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following without the written consent of Landlord: (1) an Affiliate of Tenant; (2) any entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation and the net worth of the surviving or created corporation is not less than the net worth of Tenant as of the execution date of this Lease; and (3) any entity acquiring all or substantially all of Tenant’s assets if such entity’s net worth after such acquisition is not less than the net worth of Tenant as of the execution date of this Lease. Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, landlord or other tenants of the Building. Within ten (10) business days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Transfers. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers.
14.	INDEMNITY & LIABILITY LIMITATION

a. Indemnity. Subject to Section 14b, Tenant shall, to the extent permitted by applicable law, defend, indemnify and hold harmless Landlord from all loss, claims, demand, damage, liability or expense, including, attorneys’ fees, resulting from any injury to or death of any person or any loss of or damage to any property caused by or resulting from any act, omission or negligence of Tenant or any officer, employee, agent contractor, licensee, guest, invitee or visitor of Tenant in or about the Premises or the Property. The foregoing provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries caused by any act, omission or negligence of Landlord or of any officer, employee, agent, contractor, invitee or visitor of Landlord. Landlord shall, to the extent permitted by applicable law, defend, indemnify and hold harmless Tenant from all loss, claims, demand, damage, liability or expense, including, attorneys’ fees, resulting from any injury to or death of any person or any loss of or damage to any property caused by or resulting from any act, omission or negligence of Landlord or any officer, employee, agent contractor, licensee, guest, invitee or visitor of Landlord in or about the Premises or the Property. Except for negligence, Landlord shall not be liable for any loss or damage to person, property or Tenant’s business sustained by Tenant, or other persons, which may be caused by the Property or the Premises, or any appurtenances thereto, being out of repair or by the bursting or leakage of any water, gas, sewer or steam pipe, or by theft or by any act of neglect of any tenant or occupant of the Property, or any other person.

b. Waiver of Claims and Subrogation. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss or loss of use of any property to the extent the same is insured against under any property insurance policy that covers the Building, the Premises Landlord’s or Tenant’s fixtures, personal property, leasehold improvements or business (or would have been insured against if the property insurance required under this Lease had been maintained as required) regardless of cause or origin, INCLUDING NEGLIGENCE, OTHER FAULT AND STRICT LIABILITY WITHOUT REGARD TO FAULT, OF THE OTHER PARTY HERETO AND ITS AGENTS, EMPLOYEES, OFFICERS, PARTNERS, SERVANTS OR SHAREHOLDERS. Each party also covenants that all property insurance policies carried by each shall contain provisions where the insurer waives their right of recovery under subrogation or otherwise against such other party and shall provide evidence thereof to the other party.
15.	INSURANCE

a. Insurance by Landlord. Landlord shall insure the Building, including the Premises, against loss or damage by fire or other hazards by maintaining a broad form property insurance policy for the full replacement cost of the Building, with extended coverages and traditional business interruption coverage. Landlord shall not be obligated to insure against damage to Tenant’s personal property, trade fixtures or above Building standard improvements made to the Premises. Landlord shall also obtain and keep in effect commercial general liability insurance in an amount not less than $1,000,000 per occurrence.

b. Insurance by Tenant. Tenant shall obtain and keep in effect the following insurance insuring Tenant, Landlord and all mortgagees and any other person or entity designated in writing by Landlord as having an interest in the Property (as their interests may appear):
(i) Insurance upon all property in the Premises owned by Tenant or for which Tenant is legally liable and on fixtures and above Building standard improvements installed in the Premises. Such policies shall be for an amount of the full replacement cost with broad form property coverage with “extended coverage”, including but not limited to vandalism, malicious mischief, sprinkler leakage and water damage;
(ii) Commercial general liability insurance including fire, legal liability and “insured contracts” coverage with respect to the Tenant’s operations associated with the Building and the Premises, including activities conducted by Tenant and any other person associated with the Tenant in the Premises and Tenant and any other person performing work on behalf of Tenant and those for whom Tenant is by law responsible in any other part of the Building. Such insurance shall be written with inclusive limits of not less than One Million Dollars ($1,000,000) for each occurrence for bodily injury and property damage, personal injury, or other injury. The limit of said insurance shall not, however, limit the liability of Tenant hereunder. Landlord shall be added as additional insured on all liability policies maintained by Tenant.
All policies of insurance maintained by Tenant shall be in a form acceptable to Landlord with an A.M. Best rating of at least (A-)(VIII); issued by an insurer acceptable to Landlord and licensed to do business in the State of Texas; require at least thirty (30) days written notice to Landlord of termination or material alteration. All policies must contain a severability of interest clause, a cross-liability clause or similar policy language incorporated within the controlling policy form, and shall be primary and shall not provide for contribution of any other insurance available to Landlord. If requested by Landlord, Tenant shall, upon the Commencement Date, and thereafter within fifteen (15) days prior to the expiration date of each such policy, promptly deliver to Landlord, or Landlord’s designated representative, certified copies and written evidence satisfactory to Landlord that all premiums have been paid and all polices are in effect. If Tenant fails to secure or maintain any insurance coverage required hereunder, and such failure not be corrected within forty eight (48) hours after written notice from Landlord, Landlord may, without obligation, purchase such required insurance coverage at Tenant’s expense. Tenant shall promptly reimburse Landlord for any monies so expended as additional rent.
c. Tenant’s Contractor’s Insurance. Tenant shall require any contractor of Tenant permitted to perform work in, on, or about the Premises to obtain and maintain the following insurance coverage at no expense to Landlord:
(i) Commercial general liability insurance, including the broad form general liability coverages, in the amount of One Million Dollars ($1,000,000), adding Landlord and Tenant as additional insured parties;
(ii) Worker’s compensation insurance for all contractor’s employees working in the Premises in an amount sufficient to comply with applicable laws or regulations;
(iii) Employers liability insurance in an amount not less than One Hundred Thousand Dollars ($100,000); and
(iv) Any other insurance as Tenant, Landlord or its mortgagee may reasonably require from time to time.

d. Tenant’s Additional Insurance. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant’s undertaking under this Section 15.

16.	CASUALTY

a. Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within thirty (30) days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by the Casualty and whether sufficient insurance proceeds will be available to Landlord to restore the Building and Premises to the extent required hereunder.

b. Landlord’s and Tenant’s Rights. If, because of a Casualty, Tenant is prevented from conducting its business in the Premises in a manner substantially comparable to that conducted immediately before such Casualty (“Substantial Casualty”), and Landlord estimates that the damage caused thereby cannot be repaired within thirty (30) days after the commencement of repair but can be repaired within 180 days after the date of the Casualty, then Landlord may, at its expense, and upon written consent from Tenant, which consent may be withheld at Tenant’s sole discretion, relocate Tenant to office space in the Building reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so in the Damage Notice. If Landlord relocates Tenant, Rent shall be abated only from the date of such damage until the relocation premises are tendered to Tenant with all improvements, alterations or additions necessary to make such space substantially comparable to the Premises immediately prior to such Casualty completed, and thereafter, Tenant shall pay to Landlord the lesser of the Rent or the fair market rental value of the replacement premises (including all additional rent and expenses associated therewith). Such relocation may be for a portion of or the entire remaining Term. Landlord shall complete any such relocation within thirty (30) days after Landlord has delivered the Damage Notice to Tenant and received Tenant’s written consent. If (1) Landlord does not elect to relocate Tenant following such Substantial Casualty, (2) if Tenant does not give written consent to be relocated, or (3) Landlord estimates that the damage caused by the Casualty in question cannot be repaired within 180 days after the Casualty, then, Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant and Tenant has declined to be relocated in writing. Following a Casualty, if Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for any portion of the Premises that Tenant is unable to use in a manner substantially comparable to that used prior to the Casualty shall be reasonably abated from the date of damage until the completion of the repair. Rent shall not be abated or reduced for a Casualty which is not a Substantial Casualty. Notwithstanding the foregoing, if a Casualty damages a material portion of the Building, and Landlord makes a reasonable good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any material portion of the insurance proceeds arising out of the Casualty to Landlord’s Mortgagee (defined below), then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Rent shall be abated as of the date of the Casualty.

c. Repair Obligation. If neither party so elects to terminate this Lease following a Casualty, then Landlord shall, promptly begin to restore the Building and Premises to substantially the same or better condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant (other than Building standard improvements existing in the Premises on the date of this Lease, which Landlord shall be obligated to restore) or other occupants in the Building or the Premises, and Landlord’s obligation to repair or restore shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question plus any deductible amounts on Landlord’s property insurance policies.

17.	CONDEMNATION

a. Eminent Domain. If any part of the Property is taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), and such Taking prevents Tenant from conducting its business in the Premises in a manner substantially comparable to that conducted immediately before such Taking then Landlord may, at its expense, and upon written consent from Tenant, which consent may be withheld at Tenant’s sole discretion, relocate Tenant to space in the Building reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so within thirty (30) days after the Taking. Such relocation shall be for the remaining Term. Landlord shall complete any such relocation within thirty (30) days after Landlord has notified Tenant of its intention to relocate Tenant and received Tenant’s written consent. If Landlord does not elect to relocate Tenant following such Taking, or if Tenant does not give written consent to be relocated, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to landlord within sixty (60) days after the Taking, and Rent shall be prorated on the later of the date of such Taking or the date Tenant actually vacates the Premises. After a Taking, if Landlord does not terminate this Lease or relocate Tenant and Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises which Tenant is unable to use in a manner substantially comparable to that used prior to the Taking.

b. Taking- Landlord’s Rights. If all or any material portion of the Building becomes subject to a Taking, or if Landlord is required to pay any material portion of the proceeds received for a Taking to Landlord’s Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within thirty (30) days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking.

d. Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Property taken, and Tenant may separately pursue a claim against the condemning party for the value of Tenant’s moving costs, loss of business, and other claims it may have.

18.	RULES AND REGULATIONS

Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit “C”. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are reasonable and are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees. If any inconsistency exists or arises between the terms of this Lease and such rules and regulations, the terms of this Lease shall control.

19.	SUBORDINATION & MORTGAGEES

a. Subordination. This Lease is subject and subordinate to any deeds of trust, mortgages or other security instruments which now or, subject to the terms and provisions of Section 19(e), hereafter encumber all of any portion of the Property or any interest of Landlord therein. No further instrument shall be required to effect such subordination, but upon request Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord or any mortgagee of Landlord (the “Landlord’s Mortgagee”) shall reasonably require and which are reasonably acceptable to Tenant.

b. Attornment. Notwithstanding Section 19a, any Landlord’s Mortgagee shall have the right at any time to subordinate any such deed of trust or mortgage to this Lease, or to any of the provisions hereof on such terms and subject to such commercially reasonable conditions as such mortgagee may consider appropriate in its reasonable discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such deed of trust or mortgage, or the sale of the Building under any such deed of trust or mortgage, Tenant shall, upon request of such mortgagee, any person succeeding to the interest of such mortgagee, or the purchaser at any foreclosure sale (“Successor Landlord”), automatically become the Tenant of the Successor Landlord, without change in the terms or other provisions of this Lease; provided, however, that the Successor Landlord shall not be bound by any modification to this Lease made without the consent of Landlord’s Mortgagee, except for those amendments and modifications permitted to be made by landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee or expressly contemplated by the terms of this Lease, or by any payment of Rent more than one (1) month in advance, except for a security deposit previously paid to Landlord (and then only if such security deposit has been deposited with and is under the control of the Successor Landlord). The agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee’s sale, or conveyance in lieu thereof. Tenant shall, upon request, before or after any such foreclosure or conveyance, execute, acknowledge, and deliver to the Successor Landlord instruments evidencing such attornment as the Successor Landlord may reasonably require.

c. Estoppel Certificates. Tenant and Landlord shall, from time to time, within ten (10) days after request from the other party, or from any mortgagee of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder and the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a security deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent; that, to the knowledge of the party giving such certificate, the other party to this Lease is not then in default under this Lease; and such other matters as may be reasonably requested by the requesting party or any mortgagee of Landlord. Any such certificate may be relied upon by the requesting party, any successor of the requesting party, any mortgagees of Landlord or any prospective purchaser of the Building.

d. Notice to Mortgagee. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release of Tenant’s obligations or termination of this Lease unless (i) Tenant has given notice by certified mail to any mortgagee of Landlord whose address has been furnished to Tenant, and (ii) Tenant offers such mortgagee of Landlord a reasonable time to cure the default (in no event to be less than thirty (30) days or more than forty-five (45) days), including time to obtain possession of the Building if such should prove necessary to effect a cure. No such mortgagee of Landlord shall be obligated to Tenant to cure any default by Landlord hereunder, but if a mortgagee elects in its discretion to effect a cure Tenant shall accept same as though done by Landlord.

e. Non-Disturbance. Notwithstanding anything to the contrary herein, Tenant’s subordination agreement shall be subject to the requirement that Landlord’s Mortgagee shall attorn to Tenant and shall not disturb Tenant’s possession of the Premises under this Lease if, at the time of any such foreclosure, trustee’s sale or conveyance in lieu thereof, by Landlord’s mortgagee, no Event of Default exists hereunder. Landlord shall, within 30 days after the date of this Lease, obtain a subordination, non-disturbance and attornment agreement in form acceptable to the current Landlord’s Mortgagee, and shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from any future Landlord’s Mortgagee.

20.	TAXES

Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder, Landlord shall not pay such amounts if Tenant notifies Landlord that it will contest the validity or amount of such taxes and thereafter diligently proceeds with such contest in accordance with applicable law and in a manner that is not inconsistent with the rights of Landlord or any other tenants of the Building and the non-payment thereof does not; (a) pose a threat of loss or seizure of the Building or interest of Landlord therein; or (b) result in the imposition of any fines, penalties or interest against Landlord. Notwithstanding the foregoing, Landlord may (but shall never be obligated to do so) contest the amount or validity of any such taxes.
21.	EVENTS OF DEFAULT

The occurrence of any one of the following events will be an event of default by Tenant (an “Event of Default”) under this Lease:

a. Tenant shall fail to pay Landlord any rental or other sum of money when due under this Lease or under any other agreement with Landlord concerning the Premises after the expiration of five (5) business days following Tenant’s receipt of written notice from Landlord that the same is past due.

b. Tenant shall fail to maintain any insurance that this Lease requires Tenant to maintain or shall fail to deliver any certificate of such insurance when required by this Lease and Tenant shall not cure the failure within thirty (30) days after Landlord notifies Tenant thereof

c. Tenant shall fail to perform or observe any term, covenant or condition of this Lease or any other agreement with Landlord concerning the Premises (other than a failure described in the preceding subparagraphs 21(a) and 21(b)) and Tenant shall not cure the failure within thirty (30) days after Landlord notifies Tenant thereof; but if the failure is of a nature that it cannot be cured within such thirty (30) day period, Tenant shall not have committed an event of default if Tenant commences the curing of the failure within such thirty (30) day period and thereafter diligently pursues the curing of same and completes the cure within sixty (60) days; provided, however, that if Tenant fails to perform or observe any material term, condition, covenant or provision 2 or more times in any calendar year and Landlord has given Tenant written notice staling that any subsequent failure will constitute an Event of Default without notice or opportunity to cure, then notwithstanding that such defaults have been cured by Tenant, any further similar failure with respect to the same term, condition, covenant or provision shall be deemed an Event of Default without notice or opportunity to cure.
d. Tenant or any guarantor of Tenant’s obligations under this Lease shall become insolvent, or shall admit in writing its inability to pay its debts when due, shall make a transfer in fraud of its creditors, or shall make a general assignment or arrangement for the benefit of creditors, or all or substantially all of Tenant’s assets or the assets of any guarantor of Tenant’s obligations under this Lease or Tenant’s interest in this Lease are levied on by execution or other legal process.
e. A petition shall be filed by Tenant or any guarantor of Tenant’s obligations under this Lease to have Tenant or such guarantor adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy shall be filed by Tenant or such guarantor, or any such petitions shall be filed against Tenant or such guarantor and shall not be removed within sixty (60) days.
f. A receiver or trustee shall be appointed for all or substantially all the assets of Tenant or of any guarantor of Tenant’s obligations under this Lease or for Tenant’s interest in this Lease.
22.	REMEDIES

a. Upon the occurrence of any Event of Default, Landlord shall have the option, without any notice to Tenant (except as expressly provided below) and with or without judicial process, to pursue any one or more of the following remedies:
(i) Landlord may terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall immediately surrender the Premises to Landlord.
(ii) Landlord may enter upon and take custodial possession of the Premises by picking the locks if necessary, lock out or remove Tenant and any other person occupying the Premises and alter the locks and other security devices at the Premises, all without Landlord being deemed guilty of trespass or becoming liable for any resulting loss or damage, except upon the negligence of Landlord, and without causing a termination or forfeiture of this Lease or of Tenant’s obligation to pay rent. Landlord shall not, in the event of a lockout by the changing of locks, be required to provide new keys to Tenant.
(iii) Landlord may terminate Tenant’s possession and not this Lease by giving Tenant written notice thereof, whereby Landlord may enter the Premises and take possession of and remove any and all trade fixtures and personal property situated in the Premises, without liability for trespass or conversion, except upon the negligence of Tenant. If Landlord takes possession of and removes personal property from the Premises, then prior to any disposition of the property by sale or until Tenant reclaims the property if no foreclosure by public or private sale is contemplated, Landlord may store the property in a public or private warehouse or elsewhere at the cost of and for the account of Tenant without the resort to legal process and without becoming liable for any resulting loss or damage, except to the extent caused by the negligence of Landlord or its agents
(iv) Landlord may perform on behalf of Tenant any obligation of Tenant under this Lease which Tenant has failed to perform, and the Landlord’s actual, out-of-pocket cost of the performance will be deemed additional rental and will be payable by Tenant to Landlord upon demand.
b. In the event Landlord enters and takes possession of the Premises without electing to terminate this Lease, Landlord will have the right to relet the Premises for Tenant, in the name of Tenant or Landlord or otherwise, on such terms as Landlord deems advisable. But Landlord will not be required to incur any expense to relet the Premises and the failure of Landlord to relet the Premises shall not reduce Tenant’s liability for monthly rentals and other charges due under this Lease or for damages. Landlord will not be obligated to relet for less than the then market value of the Premises or to relet the Premises when other comparable rental space in the Building is available for lease. Without causing a termination or forfeiture of this Lease after an Event of Default, Landlord may: (i) relet the Premises for a term or terms to expire at the same time as, earlier than, or subsequent to, the expiration of the Term; (ii) remodel or change the use and character of the Premises; (iii) grant rent concessions in reletting the Premises, if necessary in Landlord’s judgment, without reducing Tenant’s obligation for rentals specified in this Lease; and (iv) relet all or any portion of the Premises as a part of a larger area Subject to the next subparagraph, Landlord may retain the excess, if any, of the rent earned from reletting the Premises over the rentals specified in this Lease.
c. If Landlord has relet the Premises or relets thereafter without first terminating this Lease, Landlord will apply any future rentals from reletting (but not rental allocable to any area outside the Premises or rental allocable to the period following the Term) to reduce any amounts then due from Tenant, including but not limited to attorneys’ fees, brokerage commissions and other expenses Landlord may have incurred in connection with the collection of any rent, recovery of possession, and redecorating, altering, dividing, consolidating with adjoining premises, or otherwise preparing the Premises for reletting. The balance, if any, of the future rentals from reletting shall be retained by Landlord as compensation for reletting the Premises.
d. No re-entry or reletting of the Premises or any filing or service of an unlawful detainer action or similar action will be construed as an election by Landlord to terminate or accept a forfeiture of this Lease or to accept a surrender of the Premises after an event of default by Tenant, unless a written notice of such intention is given by Landlord to Tenant; but notwithstanding any such action without such notice, Landlord may at any time thereafter elect to terminate this Lease by notifying Tenant.
e. Upon the termination of this Lease or termination of Tenant’s possession, Landlord will be entitled to recover all unpaid rentals hereunder that have accrued through the date of termination plus the costs of performing any of Tenant’s obligations (other than the payment of rent) that should have been but were not satisfied as of the date of such termination. In addition, if the termination follows a material Event of Default (as described in the next subparagraph), Landlord will be entitled to recover, not as rent or a penalty but as compensation for Landlord’s loss of the benefit of its bargain with Tenant, the difference between (i) an amount equal to the present value of the rental and other sums that this Lease provides Tenant will pay for the remainder of the Term, and (ii) the present value of the net future rentals for such period based on the fair market rental value of the Premises.
f. After a material Event of Default, Landlord may recover from Tenant from time to time and Tenant shall pay to Landlord upon demand, whether or not Landlord has relet the Premises or terminated this Lease, (i) such reasonable expenses as Landlord may incur in recovering possession of the Premises, terminating this Lease, placing the Premises in good order and condition and altering or repairing the same for reletting; and (ii) all other reasonable costs and expenses (including brokerage commissions and legal fees) paid or incurred by Landlord in exercising any remedy or as a result of the Event of Default; As used above, a material event of default shall mean any Event of Default described in subparagraph 21 (a) above;
g. In the event that any future amount owing to Landlord or offsetting an amount owing to Landlord is to be discounted to present value under this Lease, the present value shall be determined by discounting at the rate of the greater of eight percent (8%) per annum or the Prime Rate.
h. For the purposes of any suit by Landlord brought or based on this Lease, this Lease may, at Landlord’s option, be construed to be a divisible contract to the end that successive actions may be maintained and successive periodic sums shall mature and become due hereunder, and the failure to include in any suit or action any sum or sums then matured shall not be a bar to the maintenance of any suit or action for the recovery of the sum or sums so omitted.
i. This Paragraph shall be enforceable to the extent not prohibited by applicable law, and the unenforceability of any provision in this Paragraph shall not render any other provision unenforceable. However, as provided in Section 93,002(d) of the Texas Property Code, Tenant will be presumed to have abandoned the Premises if goods, equipment, or other property, in an amount substantial enough to indicate a probable intent to abandon the Premises, is being or has been removed from the Premises and the removal is not within the normal course of Tenant’s business.
j. Landlord’s pursuit of any remedy specified in this Lease will not constitute an election to pursue that remedy only, nor preclude Landlord from pursuing any other remedy available at law or in equity, nor constitute a forfeiture or a waiver of any rent or other amount due to Landlord as described below.

23.	LANDLORD’S LIEN

Landlord waives all contractual, statutory, common law and constitutional liens it may have or be entitled to on Tenant’s personal property, goods, equipment, inventory, furnishings, chattels, accounts and assets.

24.	NON-WAIVER

Landlord’s acceptance of Rent following an Event of Default (other than an Event of Default in the payment of Rent that is fully cured by such acceptance) shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of that term or any other term. No custom or practice which may occur or develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord’s or Tenant’s right to insist upon strict performance of the terms of this Lease.

25.	SURRENDER OF PREMISES

No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall immediately deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear excepted (and condemnation and Casualty damage, as to which Sections 16 and 17 shall control), and shall deliver to Landlord all keys to the Premises and access cards to the Building. Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant and any of Tenant’s manufacturing, testing or production equipment or trade fixtures (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord as evidenced by written documentation). Additionally, Tenant shall promptly remove such alterations, additions, improvements, trade fixtures, equipment, wiring, and furniture as Landlord may request at the time Landlord approves the plans and specifications therefor; however, Tenant shall not be required to remove any addition or improvement to the Premises unless Landlord has specifically required such removal in writing at the time Landlord approves the plans and specifications therefor that the improvement or addition in question shall be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items If Tenant fails to surrender the Premises, Landlord shall have the right, without notice and without resorting to legal process, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects. The provisions of this Section shall survive the end of the Term.

26.	HOLDING OVER

If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay Base Rent equal to the greater of (a) 150% of the monthly Base Rent payable during the last month of the Term, or (b) the prevailing rental rate in the Building for similar space. In such event, Tenant shall pay Rent on a monthly basis and shall not be entitled to a daily proration. In the event of any unauthorized holding over in excess of sixty (60) days, Tenant shall also indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord against all claims for damages against Landlord as a result of Tenant’s possession of the Premises, including, without limitation, claims for damages by any other tenant to which Landlord may have leased all or any part of the Premises effective upon the termination of this Lease.

27.	RIGHTS RESERVED BY LANDLORD

Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord has the following rights, exercisable without notice to Tenant and without causing an eviction (constructive or actual) or disturbance of Tenant’s possession of the Premises and without giving rise to any claim for setoff or abatement of rent:

a. to install signs on the exterior and interior of the Building (but not in the Premises unless required by applicable law);

b. to designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building;

c. to enter upon the Premises at reasonable hours and following reasonable notice (which may be verbal) to inspect, clean or make repairs or alterations (without implying any obligation to do so) and to show the Premises to prospective lenders, purchasers and during the last nine months of the Term to prospective tenants and, if the Premises are vacated, to prepare them for reoccupancy; however, Landlord, its employees, agents and contractors shall not be entitled to enter any areas identified by Tenant as “controlled access areas” unless accompanied by a representative of Tenant (except in the case of an emergency); Landlord shall use reasonable efforts to minimize any disruption to Tenant’s business during any such entry;

d. to retain and use in appropriate instances keys to all doors into and within the Premises (Tenant will not change or add locks without the prior written consent of Landlord) with the exception of the file room which contains confidential patient medical information (and are hereby identified as controlled access areas). Landlord and Tenant have agreed that said file room shall have a separate key which will be kept in a combination lock box in the management office; said key(s) and combination lock box shall be at the sole cost and expense of the Tenant. The combination of said lock box will be known only to an authorized party within Cyberonics (to be designated by Cyberonics), the Properly Manager of the Building, and the President of BGK Texas Management, Inc. to be used only in the case of an emergency(ies). It is also agreed that in the case of an emergency BGK Texas Management, Inc. will contact a member of Cyberonics’ staff to be present, if possible, prior to entry to said room or as soon as possible after entry of said room;

e. to decorate and to make repairs, alterations, additions or improvements (whether structural or otherwise) to and about the Building and, for such purposes, to enter upon the Premises, to temporarily close doors, entryways, public space and corridors in the Building, to temporarily suspend Building Services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other Common Areas, all without abatement of rent or impairing Tenant’s obligations so long as the Premises remain reasonable accessible and fit for the use expressly permitted in this Lease, and in each instance Landlord shall use reasonable efforts to minimize disruption to Tenant’s business in the Premises and will provide Tenant reasonable advance notice to the extent practicable;

f. to grant to anyone the exclusive right to conduct any business or render any service in or to the Building (including the exclusive right to sell any food or beverages), provided such exclusive right does not exclude Tenant from the use expressly permitted in this Lease;

g. to approve the weight, size and location of safes and other heavy equipment and articles in the Premises and to require that all such items and all furniture be moved into and out of the Building and Premises at the times and in the manner directed by Landlord (movements of Tenant’s property into or out of the Building and within the building are entirely at the risk and responsibility of Tenant); and

h. to take any measures (without implying any obligation to do so) Landlord deems advisable for the security of the Building and its occupants, including the evacuation of the Building for drill purposes and the closing of the Building after normal business hours, subject, however, to Tenant’s right to admittance when the Building is closed under reasonable regulations prescribed by Landlord from time to time.

Notwithstanding the foregoing, (i) the building name is defined by rights granted to Tenant by Landlord under provisions of Exhibit “H” and shall be subject to such rights during the Term of this Lease; accordingly, Landlord shall not have the right to change the name of the Building during the Term of this Lease, and (ii) Tenant has been granted approval by Landlord for the street name change to “Cyberonics Boulevard”; accordingly, Landlord shall not have any right to change the street name during the Term of this Lease;

28.	LANDLORD’S DEFAULT

a. All covenants of Tenant in this Lease are independent covenants, not conditioned upon Landlord’s satisfaction of its obligations hereunder, except to the extent otherwise specifically provided herein.

Tenant waives any statutory lien it may have against the rent due under this Lease or against Landlord’s property in Tenant’s possession.

b. If Landlord defaults in the performance of any of its obligations under this Lease, Landlord will have thirty (30) days to cure after Tenant notifies Landlord of the default; or if the default is of a nature to require more than thirty (30) days to remedy, Landlord will have the time reasonably necessary to cure it up to an additional 60 days.

c. Whenever a period of time is prescribed in this Lease for action to be taken by Landlord or Tenant, Landlord or Tenant, as the case may be, will not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, Applicable Laws or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord or Tenant, as applicable (collectively, “Force Majeure”); provided, however, with respect to Tenant’s obligation to pay Base Rent, Additional Rent and any other amounts due under this Lease, Tenant shall not be excused for any reason from making such payments when due under this Lease.

29.	RELOCATION — Intentionally Deleted

30.	PARKING

Tenant shall be permitted to use its Parking Spaces in the parking garage or facility associated with the Building (the “Parking Garage”) during the Term for vehicular parking, subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Garage. If, for any reason, Landlord fails or is unable to provide, or Tenant is not permitted to use, all or any portion of the parking spaces to which it is entitled hereunder, then Tenant for so long as Tenant does not have the use thereof, shall be entitled to a reasonable credit against Tenant’s Rent (which shall never exceed Tenant’s actual out of pocket cost of alternative and reasonable parking). This credit shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord’s failure or inability to provide Tenant with such parking spaces. If Tenant sublets any portion of the Premises or assigns any of its interest in this Lease, then the parking spaces allocated to Tenant hereunder shall be reduced of the period of such subletting or for the remainder of the Term in the event of an assignment to the extent the ratio between the rentable square feet of the Premises and the parking spaces granted to Tenant hereunder exceeds the Building standard ratio of parking space per rentable square foot as established by Landlord from time to time.

31.	MISCELLANEOUS

a. Landlord Transfer. Landlord may transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder.

b. Landlord’s Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant’s actual direct, but not consequential, damages therefor and Tenant specifically agrees to look solely to Landlord’s interest in the Property for the recovery of any judgment from Landlord, it being agreed that Landlord, its officers, directors, shareholders, partners, agents and employees shall never be personally liable for any such judgment.

c. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease except Landlord’s Broker and Tenant’s Broker. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party. Commissions payable to Tenant’s Broker shall be paid by Landlord only if a written commission agreement has been executed by and between Landlord and such broker. Landlord shall be responsible for payment of all commissions to Landlord’s Broker and Tenant’s Broker.

d. Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (i) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in Section 1 of the Lease, (ii) hand delivered or sent by local courier or national overnight delivery service to the intended address, or (iii) sent by facsimile transmission or telex followed by a confirmatory letter given in a manner permitted under (i) or (ii) above. All notices to Landlord shall be delivered to the addresses set forth in the Section 1 and to Landlord’s property management company at the address set forth in the Section 2 and all notices to Tenant shall be to Tenant’s address(es) set forth in Section 1. Notice sent by certified mail, postage prepaid, shall be deemed received two days after being deposited in the United States Mail; notices sent by hand delivery or overnight courier shall be deemed received upon delivery to the address of the addressee and notices sent by facsimile or telex shall be deemed received when and if actually received by the individual to whom the notice is to be directed. The parties hereto may change their addresses for notice or payment by giving notice thereof to the other in conformity with this provision.

e. Severability. It is the parties intention that this Lease be enforceable and that it comply with all applicable laws. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

f. Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing signed by such party. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s mortgagee, no third party shall be deemed a third party beneficiary hereof.

g. Tenant’s Right of Possession. Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

h. Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant’s obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

i. Captions. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

j. No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person or entity acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the corresponding fee estate or any interest in such fee estate.

k. No Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

l. Exhibits. All exhibits added and attachments attached hereto are incorporated herein by this reference.

Exhibit A	- Legal Description
Exhibit B-1	- Outline of Premises (Space “A”)
Exhibit B-2	- Outline of Premises (Space “B”)
Exhibit C	- Building Rules and Regulations
Exhibit D	- Landlord’s Services
Exhibit E-1	- Tenant Improvements / Common Area Improvements
Exhibit E-2	- Unamortized Cost Schedule
Exhibit F	- Option to Renew
Exhibit G	- Right of First Refusal
Exhibit H	- Signage
Exhibit I	- Security and Access Control
Exhibit J	- Access and Use of Garage Roof
Exhibit K	- Additional Exclusions from Operating Expenses
m. Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

n. Property Management. Landlord’s Property Management Company is identified in Section 2 of the Lease. Tenant acknowledges that the Property Management Company is an independent contractor hired by Landlord to operate the Building.

o. Choice of Law. This Lease shall be governed by the laws of the state in which the Land is located and by the applicable laws of the United States of America.

p. Construction and Interpretation. This Lease shall not be construed in favor of either Landlord or Tenant regardless of who prepared the same. Whenever the terms “hereof,” “hereby,” “herein,” or words of similar import are used herein they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision. References to Sections and Exhibits refer to the sections of, and exhibits to, this Lease. Whenever the term “including” is used herein, it shall be interpreted as meaning “including, but not limited to.”

q. Tenant’s Liability. Except with respect to Tenant’s indemnity obligations set forth in Section 26, the liability of Tenant to Landlord for any monetary damages arising from any Event of Default under the terms of this Lease shall be limited to Landlord’s actual direct, but not consequential, special or punitive damages therefor. Nothing in this Section 31q shall affect or limit Landlord’s right to file legal actions to recover possession of the Premises or for injunctive relief against Tenant.

32.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF TENANT

Tenant represents, warrants and covenants that it is now in a solvent condition; that no bankruptcy or insolvency proceedings are pending or contemplated by or against Tenant or any guarantor of Tenant’s obligations under this Lease; that all reports, statements and other data furnished by Tenant to Landlord in connection with this Lease are true and correct in all material respects; that the execution and delivery of this Lease by Tenant does not contravene, result in a breach of, or constitute a default under any contract or agreement to which Tenant is a party or by which Tenant may be bound and does not violate or contravene any law, order, decree, rule or regulation to which Tenant is subject; and that there are no judicial or administrative actions, suits, or proceedings pending or threatened against or affecting Tenant or any guarantor of Tenant’s obligations under this Lease. If Tenant is a corporation or partnership, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant is duly organized and existing, is qualified to do business in the state in which the Premises are located, has full right and authority to enter into this Lease, that the persons signing on behalf of Tenant are authorized to do so by appropriate corporate or partnership action and that the terms, conditions and covenants in this Lease are enforceable against Tenant. If Tenant is a corporation, Tenant shall deliver certified resolutions to Landlord, upon request, evidencing that the execution and delivery of this Lease has been duly authorized and properly executed, and will deliver such other evidence of existence, authority and good standing as Landlord shall require.

33.	ENVIRONMENTAL PROVISIONS

a. Terms defined below in this Section shall have the following meanings:
(i) “Applicable Environmental Laws” means all applicable federal, state and other laws, ordinances, rules and regulations of any governmental entity pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called “CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called “RCRA”), the Texas Water Code and the Texas Solid Waste Disposal Act.
(ii) “Expenses” means all liabilities, obligations, losses, damages, penalties, claims, actions, suits, proceedings, costs, expenses (including reasonable attorneys’ fees), costs of settlement and disbursements of any kind and nature whatsoever.
(ii) “Hazardous substance” and “release” shall have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provide further, to the extent that the laws of the State of Texas establish a meaning for “hazardous substance”, “release,” “solid waste,” or disposal” which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.
(iv) “Indemnified Party” means each of Landlord and any successors and assigns as to all or any portion of the Land or Premises or any interest therein, and any affiliate, officer, agent, director, employee or servant of any of them.
b. Tenant warrants and represents that to Tenant’s knowledge Tenant’s intended use of the Premises will not violate Applicable Environmental Laws. Tenant shall not cause or permit the Premises or Tenant to be in violation of, or do anything or permit anything to be done which will subject the Landlord or the Premises or the Land to any remedial obligations under any Applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises, the Property and Tenant. Tenant shall promptly notify Landlord in writing of any existing, pending or, to the knowledge of Tenant, threatened investigation or inquiry by any governmental authority in connection with any violation of Applicable Environmental Laws by Tenant or the Premises. Tenant shall take all steps necessary to determine during the Term of this Lease that no hazardous substances or solid wastes are being disposed of or otherwise released on or to or from the Premises in a manner that would violate Applicable Environmental Laws. Landlord may enter upon the Premises at any time and without notice to verify compliance with this Section if Landlord believes in good faith that a violation of this Section may have occurred or be threatened. Any violation of this Section by Tenant that remain uncured after expiration of all applicable notice, grace and cure periods shall constitute an “event of default” under this Lease.

c. Tenant hereby agrees to assume liability for and to pay, indemnify, protect and hold harmless every Indemnified Party on an after-tax basis from any and all Expenses imposed, incurred or asserted (regardless of whether the Indemnified Party shall be indemnified by any other person or entity) in any way relating to or arising out of (a) a violation of Applicable Environmental Laws by the Premises or by Tenant during the term of this Lease or during any period of holdover by Tenant after the Term of the Lease, or (b) a disposal or other release of any hazardous substance or solid waste in violation of Applicable Environmental Laws on, to or from the Premises during the Term of the Lease or during any such period of holdover. The Tenant acknowledges that it has been given ample time to consult with counsel in agreeing to the indemnity set forth in this Lease and fully understands it. This indemnity shall survive the termination or expiration of this Lease. The foregoing indemnity shall not render Tenant liable to any Indemnified Party for any Expenses that such Indemnified Party many incur as a result of its own willful misconduct or gross negligence.

d. If an Indemnified Party notifies Tenant of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity may apply, Tenant shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the defense thereof with counsel reasonable satisfactory to the Indemnified Party; provided, that the Indemnified party shall have the right to be represented therein by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, action, proceeding or investigation involves both Tenant and the Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from, additional to, or inconsistent with those available to Tenant, then the Indemnified Party shall have the right to select separate counsel to participate in the defense of such claim, action, proceeding or investigation on its own behalf at Tenant’s expense.

e. If any claim, action, proceeding or investigation arises as to which the indemnity provided for may apply, and Tenant fails to assume promptly (and in any event within ten (10) days after being notified of the claim, action, proceeding or investigation) the defense of the Indemnified Party, then the Indemnified Party may contest the claim, action, proceeding or investigation counsel selected by the Indemnified Party. All reasonable costs and expenses incurred by the Indemnified Party in connection with any such contest, settlement, or payment shall be payable within 30 days after receipt of a reasonably detailed invoice with respect thereto.

f. Other than as disclosed in that certain Phase I Site Assessment dated November 20, 2000 and prepared by Consolidated Consulting Group, Landlord is not aware of the existence of any Hazardous Substance present in the Building in violation of any Applicable Environmental Laws.

34.	EFFECT OF THIS LEASE ON PRIOR LEASE
Landlord and Tenant agree that effective as of December 8, 2002 (the “Effective Date”), this Lease amends, restates, replaces and supersedes the Original Leases (as hereinafter defined), and that accordingly the Original Leases will be deemed terminated and of no further force and effect as of the Effective Date. Notwithstanding the foregoing to the contrary, the parties agree that the Original Leases will continue to govern the rights and obligations of the parties with respect to all matters pertaining to Tenant’s tenancy in the Building arising prior to the Effective Date.
               The term “Original Leases” shall mean all of the following:
               1. Lease by and between Space Assets II, Inc., a Delaware Corporation and Cyberonics, Inc., a Texas Corporation effective as of the 19th day of August 1997 of certain office space in the building known as Space Center II located at 16511 Space Center Boulevard, Houston, Texas, as amended by the following:
a.	First Amendment dated as of the 25th day of March, 1998

b.	Second Amendment dated as of the 1st day of July, 1998

c.	Third Amendment dated as of the 1st day of November 1998

d.	Fourth Amendment dated as of the 1st day of March 1999

e.	Fifth Amendment dated as of the 1st day of July 1999

f.	Sixth Amendment dated as of the 1st day of May 2000

g.	Seventh Amendment dated as of the 1st day of May 2000

h.	Eighth Amendment dated as of the 15th day of May 2000

i.	Ninth Amendment dated as of the 1st day of May 2001

j.	Tenth Amendment dated as of the 20th day of February 2001

k.	Eleventh Amendment dated as of the 1st day of May 2001

l.	Twelfth Amendment dated as of the 3rd day of September 2001

m.	Thirteenth Amendment dated as of the 1st day of March 2002

n.	Fourteenth Amendment dated as of the 1st day of July 2002
               2. Lease Agreement dated June 25, 1998 by and between Space Assets II, Inc. and Webb, Murray and Associate, Inc., as assigned pursuant to that certain Assignment and Assumption of Lease by and between Webb, Murray and Associate, Inc. and Cyberonics, Inc. dated as of December 10, 2001.
               3. Lease Agreement dated January 3, 2000 by and between Space Assets II, Inc. and SAT Corporation, as assigned pursuant to that certain Assignment and Assumption of Lease by and between SAT Corporation and Cyberonics, Inc. dated March 1, 2002.
               4. Lease Agreement dated January 1, 1999 by and between Space Assets II, Inc. and OAO Corporation, as amended on the 7th day of February 2000 and on the 1st day of March 2002, and as assigned pursuant to that certain Assignment and Assumption of Lease by and between OAO Corporation and Cyberonics, Inc. dated July 1, 2002.
               5. Lease Agreement dated October 2, 2001 by and between Space Center Operating Associates, L.P. and Cyberonics, Inc.
TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. NOTHING IN THIS PARAGRAPH SHALL BE CONSTRUED TO DIMINISH THE OBLIGATIONS OF LANDLORD THAT ARE EXPRESSLY SET FORTH ELSEWHERE IN THIS LEASE

EXECUTED as indicated below and effective on the latter of the dates indicated below.
LANDLORD:

SPACE CENTER OPERATING ASSOCIATES, LP

By: BGK Equities, Inc., General Partner

By:	/s/ J. Peter Mehlert

Name: J. Peter Mehlert

Title:	President BGK Texas Property MGMT, INC. AS AGENT FOR

Date: 12/5/02

TENANT:

CYBERONICS, INC.

By:	/s/ Pamela B. Westbrook

Name: Pamela B. Westbrook

Title: Vice President, Finance & Administration, C.F.O.

Date: November 27, 2002

EXHIBIT “A”
LEGAL DESCRIPTION
16511 SPACE CENTER BLVD.
Being a 2.4148 acre tract of land in the Sarah Deel League, Abstract No 13, Harris County, Texas, and being a portion of unrestricted Reserve “E” of Armand Section One as per plat recorded in Volume 268, Page 141 of the Harris County Map Records being a portion of those lands sold to Tiffany Bay, Ltd., as described in deed recorded under Harris County Clerk’s File No. G 459791 and a portion of that land sold to Bay Colony, Ltd as described in deed recorded under Harris County Clerk’s File No F 886937 and a portion of that 2.1905 acre tract of land sold to G. Phillip Albright, Trustee, as described in deed recorded under Harris County Clerk’s File No. H 591231 and all of that 0.3566 acre tract sold to G. Phillip Albright and Walker L. Nichols, Jr. as described in deed recorded under Harris County Clerk’s File No. H 849875 and being more particularly described by metes and bounds as follows with bearings based on said deed.
BEGINNING at a 5/8 inch iron rod found marking the most northerly cut-back corner of the intersection of the northeasterly right-of-way line of Space Center Boulevard, 100.00 feet wide, with the southeasterly right-of-way line of Skywalker Drive, 60.00 feet wide; said point also marking the western most corner of the herein described tract and said Reserve “E”;
THENCE along the southeasterly right-of-way line of said Skywalker Drive, N 23° 14' 14" E, 260.00 feet to a point marking the westerly north corner of the herein described tract;
THENCE departing the southeasterly right-of-way line of said Skywalker Drive, S 66° 45' 44" E, 206 00 feet to a point for corner;
THENCE S 23° 14' 16" W, 10.00 feet to a point for corner;
THENCE S 66° 45' 44" E, 191.04 feet to a point for corner;
THENCE S 23° 14' 17" W, a distance of 257.93 feet to a 5/8 inch iron rod found marking the south corner of the herein described tract and a point in the northeasterly right-of-way line of said Space Center Boulevard as established by right-of-way deed recorded under Harris County Clerk’s File No H 429026; said point being in a curve concave to the northeast;
THENCE westerly 74.34 feet along the northeasterly right-of-way line of said Space Center Boulevard and along the arc of said curve concave to the northeast having a radius of 1334.35 feet, a central angle of 03° 11' 31" and whose cord bears N 68° 21' 30" W, 74.33 feet to a 5/8 inch iron rod found marking the point of tangency of said curve concave to the northeast;
THENCE continuing along the northeasterly right-of-way line of said Space Center Boulevard, N 66° 45' 44" W, 312.74 feet to a 5/8 inch iron rod found marking the southerly cut-back corner of the intersection of the northeasterly right-of-way line of Space Center Boulevard with the southeasterly right-of-way line of said Skywalker Drive;
THENCE along the cut-back N 21° 45' 45" W, 14.14 feet to the POINT OF BEGINNING and containing 2.4148 acres of land.

EXHIBIT “B-1” -1
FIRST FLOOR LEASED PREMISES — SPACE “A”
(CROSS HATCHED AREAS)

MECH. ROOM
ELEC. ROOM
ELEV. EQUIP. ROOM
PATIO/DINING
LUNCH/VENDING
MECHANICAL ROOM

EXHIBIT “B-1” -2
SECOND FLOOR LEASED PREMISES — SPACE “A”
(CROSS HATCHED AREA)

EXHIBIT “B-1” -3
FOURTH FLOOR LEASED PREMISES — SPACE “A”
(CROSS HATCHED AREA)

EXHIBIT “B-1” -4
FIFTH FLOOR LEASED PREMISES — SPACE “A”
(CROSS HATCHED AREA)

EXHIBIT “B-1” -5
SIXTH FLOOR LEASED PREMISES — SPACE “A”
(CROSS HATCHED AREA)

EXHIBIT “B-2” -1
FIRST FLOOR LEASED PREMISES — SPACE “B”
(CROSS HATCHED AREAS)

MECH ROOM
ELEC ROOM
ELEV. EQUIP. ROOM
PATIO/DINING
LUNCH/VENDING
MECHANICAL ROOM

EXHIBIT “B-2” -2
THIRD FLOOR LEASED PREMISES — SPACE “B”
(CROSS HATCHED AREA)

EXHIBIT “C”
BUILDING RULES AND REGULATIONS
1.	Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or their officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from their respective leased premises and for going from one part of the Building to another part of the Building.
2.	Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant’s officers, agents, servants, and employees shall be paid by such tenant.
3.	No signs, posters, advertisements, or notices shall be painted or affixed by or on behalf of any tenant on any of the windows or doors, or other part of the Building, except lettering of such color, size and style and in such places, as shall be first approved in writing by the Landlord’s Building manager. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures or other similar items on the Premises’ interior walls) shall be driven into or inserted in any part of the Building, except by building maintenance personnel.
4.	Directories may be placed by the Landlord, at Landlord’s own expense, in conspicuous places in the Building. No other directories shall be permitted.
5.	Corridor doors, when not in use, shall be kept closed.
6.	All deliveries of furniture, freight, office-equipment or other materials for dispatch or receipt by Tenant must be made a licensed commercial movers via the service entrance of the Building in a manner and during hours set by Landlord from time to time. Prior approval must be obtained from the Landlord’s Building manager for any deliveries that might interfere with the free movement of others through the public corridors and elevators of the Building. All hand trucks shall be equipped with rubber tires and rubber side guards.
7.	Each tenant shall cooperate with Building employees in keeping the Building and their respective leased premises neat and clean.
8.	Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than handicapped assistance animals) shall be brought into or kept in or about the Building.
9.	Tenants shall not use or keep in the Building any illuminating material, unless it is battery powered, UL approved.
10.	Tenants, employees, or agents, or anyone else who desire to enter the Building after normal working hours will be required to close doors into the Building behind them. Locks to such doors will not be tampered with.
11.	All electrical fixtures hung in the Premises must be fluorescent or of another type reasonably approved by Landlord and of a quality, type, design, bulb, color, size and general appearance approved by Landlord.
12.	Normal business hours for the Building shall be 6:30 a.m. through 6:30 p.m. on weekdays, excluding legal holidays and 8:00 a.m. to 1:00 p.m. on Saturday.
13.	References to “holidays” and “legal holidays” in the leases to tenants in the Building shall include the following:

January 1st	New Year’s Day

Last Monday in May	Memorial Day

July 4th	Independence Day

First Monday in September	Labor Day

Fourth Thursday in November	Thanksgiving

December 25th	Christmas
14.	The Landlord reserves the right to rescind any of these rules, other than the definition of what constitutes “holidays” or “legal holidays” for purposes of this Lease (as to any particular tenant or as to all tenants generally) and to make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to a tenant shall be binding upon him in like manner as if originally herein prescribed. In the event of any conflict, inconsistency, or other difference between the terms and provisions of these Rules and Regulations (as now or hereafter in effect) and the terms and provisions of any lease now or hereafter in effect between Landlord and any other tenant in the Building, Landlord shall have the right to rely on the term or provision in either such lease or such Rules and Regulations which is most restrictive on such tenant.

EXHIBIT “D”
LANDLORD’S SERVICES
The following services will be provided by Landlord:
1.	water (hot and cold) at those points of supply provided for general use of tenants of the Building;
2.	heated and refrigerated air conditioning as appropriate, at such temperatures and in such amounts as are standard for comparable office buildings and in any such air conditions shall be sufficient to maintain the temperature in the Premises between 72 degrees Fahrenheit and 74 degrees Fahrenheit at less than 65% relative humidity, from 6:30 a.m. to 6:30 p.m., Monday through Friday, and from 8:00 a.m. to 1:00 p.m. on Saturdays;
3.	janitorial service to the Premises on weekdays other than holidays for Building-standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial service required for non-standard installations) and such window washing as may from time to time in Landlord’s judgment be reasonably required;
4.	elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary business hours and on holidays;
5.	replacement of ballasts and fluorescent tubes in building-standard ceiling mounted fixtures installed by Landlord and incandescent bulb replacement in all public areas of the Building;
6.	electrical current to furnish electricity seven days per week, twenty-four hours per day, with a capacity of not less than Building Standard Capacity;
7.	landscaping; and
8.	snow and ice removal from primary ingress, egress and parking areas.
Landlord shall provide such services and maintain the common areas and the Building’s systems and structure at a level at least as good as the level of service that is typical in other similar class office buildings in the submarket in which the Building is located.
As used in this Lease, “holidays” and “legal holidays” shall mean the following:

January 1st	New Year’s Day

Last Monday in May	Memorial Day

July 4th	Independence Day

First Monday in September	Labor Day

Fourth Thursday in November	Thanksgiving

December 25th	Christmas
After Hours HVAC
Landlord will furnish Building standard air conditioning and heating between 6:30 a.m. and 6:30 p.m. from Monday through Friday and, if requested, between 8:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of holidays. Upon request of Tenant made at least four (4) hours in advance of the time for which such service is requested, Landlord will furnish air conditioning and heating at other times (that is, at times other than the times specified above), in which event Tenant shall reimburse Landlord for the cost of furnishing such services.
Tenant shall reimburse Landlord at the rate of Twenty-Five and No/100 Dollars ($25.00) per hour per control zone when air conditioning or heating is furnished by Landlord to Tenant at Tenant’s request pursuant to the Lease at times other than those stated above. However, such rate is based upon the Kilowatt Hour Rate (as hereinafter defined) for electricity as of the date of this Lease (the “Base Rate”) and if and when the Kilowatt Hour Rate increases over or decreases below the Base Rate, the aforesaid rate of $25.00 per hour per control zone shall automatically increase or decrease proportionately. The “Kilowatt Hour Rate” shall mean the actual average cost per kilowatt hour charged by the public utilities providing electricity to the Building, or, if said public utilities shall cease charging for electricity on the basis of a kilowatt hour, then the Kilowatt Hour Rate shall mean the actual average cost per unit of measurement substituted therefore by said public utilities.
For purposes of this Exhibit “D”, the control zones shall be the following:
1st floor control zone A (1st floor of the Building)
1st floor control zone B (1st floor of the Garage)
2nd floor control zone
3rd floor control zone
4th floor control zone
5th floor control zone
6th floor control zone

EXHIBIT “E-1”
TENANT IMPROVEMENTS
Landlord, at Landlord’s sole cost and expense, shall furnish a Tenant Improvement Allowance of $3.00 per rentable square foot for Space “A” not to exceed a total of $285,981.00. Tenant has unamortized leasing commissions and tenant improvements on Suites 127, 150, 202, and 500 totaling $110,403.94 as outlined in Exhibit “E-2” attached hereto and made a part hereof. Landlord agrees to deduct the $110,403.94 of unamortized leasing commissions and tenant improvements from the Tenant Improvement Allowance as provided on Space “A” under this Lease. Tenant must use the remaining $175,577.06 Tenant Improvement Allowance for any and all leasehold improvements to Space “A” by no later than December 31, 2007. Any and all other costs exceeding this amount shall be at the sole cost and expense of the Tenant. Any unused portion of the said allowance cannot be applied toward Tenant’s base rent or any other amounts owing to Landlord.
Landlord, at Landlord’s sole cost and expense, shall furnish a Tenant Improvement Allowance of $3.00 per rentable square foot as of the Commencement Date (January 1, 2004) for Space “B” not to exceed a total of $81,558.00. Tenant must use the Tenant Improvement Allowance for any and all leasehold improvements to said space by no later than December 31, 2007. Any and all other costs exceeding this amount shall be at the sole cost and expense of the Tenant. Any unused portion of the said allowance cannot be applied toward Tenant’s base rent or any amounts owing to Landlord.
The Tenant Improvement Allowance as to each space shall be disbursed to Tenant upon written request from Tenant accompanied by invoices and partial or final lien waivers, as applicable, reflecting the work as to which such disbursement is applicable. Landlord shall disburse the Tenant Improvement Allowance within 30 days after any such request.
COMMON AREA IMPROVEMENTS
Landlord, at Landlord’s cost and expense, agrees to replace selected common area hallway and elevator lobby carpet and wall covering and/or wall paint with Building-standard carpet, wall covering and/or wall paint, as determined by Landlord and reasonably acceptable to Tenant, on floors one (1) and two (2) in the year 2003.

EXHIBIT “E-2”
UNAMORTIZED COST SCHEDULE
CLAM FILE: UNAMORTCYBX
DATE: 1 AUGUST 2002
UNAMORTIZED COSTS, CYBERONICS’ CURRENT LEASES
     CYBERONICS 5TH FLOOR (500,501)

LEASE EXPIRATION	31-Mar-03
EARLY TERMINATION	08-Dec-02
UNAMORTIZED PERIOD	3.71	MONTHS

											TENANT	TENANT
				TERM	RENTAL	TOTAL	COMMISSION	COMMISSION	UNAMORTIZED	UNAMORTIZED	IMPROVEMENT	IMPROVEMENT	UNAMORTIZED
SUITE	AREA	COMMENCE	EXPIRE	(MONTHS)	RATE	RENT	RATE	PAID	TERM (%)	COMMISSION	($/SF)	($)	T. I. ($)
500	9,340	01-May-96	31-Mar-03	58.97	$16.00	$734,414.24	6.00%	$44,064.85	6.30%	$2,774.00	$20.00	$168,800.00	$11,759.55
501	10,071	01-Jul-98	31-Mar-03	56.97	$16.00	$764,982.41	6.00%	$45,698.94	6.52%	$2,991.11	$20.00	$201,420.00	$13,125.99
									TOTALS	$5,765.11			$24,885.54

TOTAL UNAMORTIZED COSTS:		$30,650.65
     SATASSIGNMENT (SUITE 127)

LEASE EXPIRATION	05-Mar-05
EARLY TERMINATION	08-Dec-02
UNAMORTIZED PERIOD	26.87	MONTHS

					AVG						TENANT	TENANT
				TERM	RENTAL	TOTAL	COMMISSION	COMMISSION	UNAMORTIZED	UNAMORTIZED	IMPROVEMENT	IMPROVEMENT	UNAMORTIZED
SUITE	AREA	COMMENCE	EXPIRE	(MONTHS)	RATE	RENT	RATE	PAID	TERM (%)	COMMISSION	($/SF)	($)	T. I. ($)
127	3,852	06-Mar-00	05-Mar-05	59.96	$17.50	$336,819.30	4.00%	$13,472.77	44.62%	$6,038.75	$11.15	$42,949.80	$19,250.92
									TOTALS	$6,038.75			$19,250.92

TOTAL UNAMORTIZED COSTS:		$25,269.68
     WEBB MURRAY ASSIGNMENT (SUITE 202)

LEASE EXPIRATION	20-Sep-05
EARLY TERMINATION	08-Dec-02
UNAMORTIZED PERIOD	33.41	MONTHS

					AVG						TENANT	TENANT
				TERM	RENTAL	TOTAL	COMMISSION	COMMISSION	UNAMORTIZED	UNAMORTIZED	IMPROVEMENT	IMPROVEMENT	UNAMORTIZED
SUITE	AREA	COMMENCE	EXPIRE	(MONTHS)	RATE	RENT	RATE	PAID	TERM (%)	COMMISSION	($/SF)	($)	T. I. ($)
202	7,493	21-Sep-98	20-Sep-05	83.98	$14.64	$767,814.70	6.00%	$46,068.88	39.79%	$18,330.22	$11.68	$87,503.25	$34,816.44
									TOTALS	$18,330.22			$34,816.44

TOTAL UNAMORTIZED COSTS:		$53,148.66
     CYBERONICS A-13, OAO A-1 (SUITE 150)

LEASE EXPIRATION	31-Mar-03
EARLY TERMINATION	08-Dec-02
UNAMORTIZED PERIOD	12.75	MONTHS

					AVG						TENANT	TENANT
				TERM	RENTAL	TOTAL	COMMISSION	COMMISSION	UNAMORTIZED	UNAMORTIZED	IMPROVEMENT	IMPROVEMENT	UNAMORTIZED
SUITE	AREA	COMMENCE	EXPIRE	(MONTHS)	RATE	RENT	RATE	PAID	TERM (%)	COMMISSION	($/SF)	($)	T. I. ($)
150	1,683	07-Feb-00	31-Dec-03	46.75	$12.28	$80,499.10	6.00%	$4,629.95	27.27%	$1,316.95	$0.00	$0.00	$0.00
									TOTALS	$1,316.95			$0.00

TOTAL UNAMORTIZED COSTS:		$1,316.95
     SUMMARY OF ALL UNAMORTIZED COSTS:

SUITE	TOTAL COSTS
500/501	$30,650.65
127	$25,289.68
202	$53,146.66
150	$1,316.95

$110,403.94

EXHIBIT “F”
OPTION TO RENEW
Provided no Event of Default exists as of the time of commencement of any renewal thereof, Tenant shall have the option to renew the Lease (“Renewal Option”) for one (1) additional five (5)-year term (the “Renewal Term”) commencing upon the expiration of the then current Lease term. The Base Rent rate for the Renewal Term shall be at the then Prevailing Market Rental Rate at the time the Renewal Option is exercised, [but shall not be less than the Base Rent rate then in effect during the final year of the then current Lease term]. Tenant’s election to renew the Lease shall be made in writing to Landlord not more than nine (9) months or less than six (6) months prior to the expiration of the then current Lease term. Landlord shall use its good faith efforts to provide to Tenant, no earlier than fifteen (15) months and no later than twelve (12) months prior to expiration of the then current Term, a written notice reminding Tenant of the time frame within which it must exercise the Renewal Option. Failure to provide such notice by Landlord shall not constitute an event of default under this Lease nor give rise to any remedy for Tenant, whether by law or in equity. Within ten (10) business days after receipt of Tenant’s written notice of its intent to exercise its Renewal Option, Landlord shall provide Tenant with its good faith determination of the then Prevailing Market Rental Rate. Within fifteen (15) business days after receipt of Landlord’s notice of such determination, Tenant shall provide Landlord with written notice of its acceptance or rejection of Landlord determination of the then Prevailing Market Rental Rate. In the event Landlord and Tenant are unable to agree as to the Prevailing Market Rental Rate within thirty (30)-days after Tenant’s rejection of Landlord’s determination of Prevailing Market Rental Rate, Tenant shall have the option, exercisable by delivering written notice to Landlord of its election within 10 days following expiration of such 30 day period, of (a) rescinding its exercise of the Renewal Option, in which case the Renewal Option shall be null and void or (b) requiring that the determination of the Prevailing Market Rental Rate be made by brokers (and if Tenant makes such election, Tenant shall be deemed to have irrevocably renewed the Term, subject only to the determination of the Prevailing Market Rental Rate as provided below). In such event, within ten days thereafter, each party shall select a qualified commercial real estate broker wilh at least ten years experience in appraising property and buildings in the city or submarket in which the Premises are located. The two brokers shall give their opinion of prevailing rental rates within 20 days after their retention. In the event the opinions of the two brokers differ and, after good faith efforts over the succeeding 20-day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above. This third broker shall immediately (within five days) choose either the determination of Landlord’s broker or Tenant’s broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. Following the determination of the Prevailing Market Rental Rate by the brokers, the parties shall equally share the costs of any third broker. The parties shall immediately execute an amendment as set forth above.

EXHIBIT “G”
RIGHT OF FIRST REFUSAL
Provided no Event of Default exists after any cure periods, from the time of exercising the right contained herein to the commencement of the term applicable to such space, Tenant shall be granted a continuing right of first refusal (“Right of First Refusal”) on any vacant space within the building (“Refusal Space”), subject to availability and any existing renewal, right of first refusal or first offer or expansion rights of other tenants that are superior to Tenant’s rights hereunder or which are included in any lease executed hereafter as to which Tenant failed or elected not to exercise its right of first offer under this Exhibit “G”. Provided Tenant exercises the Right of First Refusal twenty-four (24) months prior to the then current Lease expiration, the terms and conditions shall be the same as the then current Lease terms and at the current rental rates at the time Tenant exercises the option. Otherwise, this Right of First Refusal shall become operative upon receipt of written notice from Landlord that a bona fide offer has been received by Landlord from a prospective third-party tenant to lease the “Refusal Space” and Landlord is willing to accept the terms of such offer. The notice from Landlord shall include the bona fide offer of the terms and conditions under which the “Refusal Space” is being offered to lease to the prospective tenant. Upon receipt of said notice from Landlord, Tenant will then have five (5) business days to respond in writing to Landlord of its intention to exercise its right to lease such Refusal Space under the same terms of the bona fide offer to the prospective tenant. Response by Tenant in the form of a counter-proposal to the bona fide offer or a failure to respond within said five (5) business days time period will be deemed to be a rejection of Tenant’s Right of First Refusal, and Landlord shall then proceed to lease the “Refusal Space” to the prospective third-party tenant; provided, however, that if Landlord thereafter desires to lease such space to such prospective third-party tenant at a net effective rental rate (taking into consideration all economic terms of the proposed lease) that is less than 95% of the net effective rental rate that Tenant would have been required to pay under the terms of the bona fide offer as presented to Tenant, Landlord shall reoffer such space to Tenant upon such terms and conditions. If Tenant responds affirmatively, Tenant must then execute the necessary amendment to lease the “Refusal Space” under the same terms of the bona fide offer to the prospective tenant and return said amendment to Landlord within ten (10) business days after it is submitted to Tenant. Any modification to the business terms in said amendment shall constitute a rejection of Tenant’s Right of First Refusal. This Right of First Refusal may not be exercised by any subtenant of Tenant. If for any reason a lease agreement is not executed with said prospective third-party tenant within 90 days after Tenant’s rejection, Tenant’s Right of First Refusal shall be reinstated.

EXHIBIT “H”
SIGNAGE
Tenant will continue to have exterior building identification over the main front entrance to the Building until the Lease expiration date. As of January 1, 2004, the Tenant shall have the exclusive and sole use of the large monument sign located at the corner of Space Center Boulevard and Cyberonics Boulevard. The cost associated with the relocation of Tenant’s identification to the large marker shall be the responsibility of Landlord. The Tenant’s name shall continue to be represented on the building lobby directory with at least one (1) directory listing per floor.
Tenant shall continue to have the right to fly its corporate banner or flag on the flagpole at the corner of Space Center Boulevard and Cyberonics Boulevard below the American and Texas State flags. The Tenant will supply any such corporate flag or banner at their expense.

EXHIBIT “I”
SECURITY AND ACCESS CONTROL
Landlord, if so requested by Tenant, shall continue to provide Houston Police Department uniformed guards for duty at the entrance to the first floor main lobby; provided, however, that Tenant agrees that Landlord shall not be responsible for the adequacy or effectiveness of such security. The differential hourly costs of HPD officers above that of any contract security officers shall continue to be paid by Cyberonics.

EXHIBIT “J”
ACCESS AND USE OF GARAGE ROOF
Cyberonics shall continue to have access and use of the top level of the parking garage for sports courts and recreational facilities subject to observance of all applicable state and city codes and requirements and subject to a Waiver of landlord’s total liability for such facility. All construction and or improvements to such sports courts and recreational facilities shall require prior written approval from Landlord, which approval shell not be unreasonably withheld, delayed or conditioned, and shall be at the sole cost and expense of Cyberonics. Such above noted use of the top level of the parking garage shall be subject to termination by Landlord upon reasonable termination notification (not less than sixty (60)-days) by Landlord to Tenant based on Building parking requirements.

EXHIBIT “K”
ADDITIONAL EXCLUSIONS FROM OPERATING EXPENSES
     (1) costs of repairs, restoration, replacements or other work occasioned by a) fire, windstorm or other casualty of an insurable nature (whether such destruction be total or partial) b) the exercise by governmental authorities of the right of eminent domain, whether such taking be total or partial, c) the negligence or intentional tort of Landlord, or any subsidiary or Affiliate of Landlord, or any representative, employee or agent of same, or d) the act of any other tenant in the Building;
     (2) leasing commissions, attorneys’ fees (except for those reasonable attorney’s fees in connection with enforcing rules and regulations), costs disbursements and other expenses incurred in connection with negotiations for leases with tenants, other occupants, or prospective tenants or other occupants of the Building, or similar costs incurred in connection with disputes with tenants, other occupants, or prospective tenants, or similar costs and expenses incurred in connection with negotiations or disputes with management agents, purchasers or mortgagees of the Building;
     (3) allowances, concessions and other costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space or making substantial capital improvements for the benefit of one or more particular tenants (including Tenant), prospective tenants or other occupants and prospective occupants of the Building, or vacant, leasable space in the Building;
     (4) payments of principal and interest or other finance charges made on any debt and rental payments made under any ground or underlying lease or leases;
     (5) cost incurred in connection with the sales, financing, refinancing, mortgaging, selling or change of ownership of the Building, including brokerage commissions, attorneys’ and accountants’ fees, closing costs, title insurance premiums, transfer taxes and interest charges;
     (6) costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord’s failure to make such payments when due;
     (7) costs incurred by Landlord for trustee’s fees, partnership organizational expenses and accounting fees except accounting fees relating to the ownership and operation of the Building;
     (8) Landlord’s general corporate overhead and general and administrative expenses;
     (9) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except a) equipment not affixed to the Building which is used in providing janitorial or similar services and b) equipment rented to provide temporary services, including during interruption of Building services;
     (10) all amounts which would otherwise be included in Operating Expenses which are paid to any Affiliate of Landlord, or any representative, employee or agent of same, to the extent the costs of such services exceed the competitive rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience;
     (11) advertising and promotional costs associated with the leasing of the Building, and costs of signs (other than directories or operational signs) in or on the Building identifying the owners of the Building;
     (12) consulting costs and expenses paid by landlord, except for reasonable costs directly related to the operation of the Building;
     (12) wages and salaries for off-site employees (however, Landlord may include in Operating Expenses its reasonable proration of expenses of off-site employees who perform a portion of their services in connection with the ownership, operation and maintenance of the Building) and employees at the Building above the level of building manager;
     (13) services, items and benefits for which Tenant or any other tenant or occupant of the Building specifically reimburses Landlord or for which Tenant or any other tenant or occupant of the Building pays third persons;

     (14) costs or expenses for sculpture, paintings or other works of art, including costs incurred with respect to the purchase, ownership, leasing, showing, promotion, repair and/or maintenance of same;
     (15) contributions to charitable organizations;
     (16) contributions to operating expense reserves; and
     (17) the costs of any “tap fees” or one-time lump sum sewer or water connection fees for the Building;
     The term “Affiliate” shall mean and refer to any person or entity controlling, controlled by, or under common control with another such person or entity. “Control”, as used herein, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control. In the case of Landlord, the term Affiliate shall include any person or entity controlling or controlled by or under common control with any general partner of Landlord or any general partner of Landlord’s general partner.

FIRST AMENDMENT TO LEASE
This FIRST AMENDMENT TO LEASE (“First Amendment”) is made this 3rd day of March, 2003 by and between Space Center Operating Associates, L. P., a New Mexico limited partnership (“Landlord”) and Cyberonics, Inc., a Texas Corporation (“Tenant”).
RECITALS:
WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement (“Lease”) dated December 5, 2002, covering certain leased premises (“Premises”) in the building known as the Cyberonics Building (“Building”) located in Houston, Harris County, Texas; and
WHEREAS, Tenant now desires to expand its leased premises on the second floor of the Building herein referred to as (“Expansion Space I”); and Landlord and Tenant wish to otherwise amend the terms of the Lease to reflect the same;
AGREEMENTS:
NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other valuable consideration paid by each parly to the other, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby amend the Lease as follows:
1.	Premises

Effective July 1, 2003, the Tenant’s Premises shall be amended to include Suite 203 located on the second floor of the Building known as “Expansion Space 1” identified in Exhibit “A” attached hereto and made part hereof.

2.	Tenant’s Rentable Square Feet

Effective July 1, 2003, the Tenant’s Rentable Square Feet shall be amended to include “Expansion Space I” containing 3,947 square feet.

3.	Tenant’s Proportionate Share

Effective July 1, 2003 the Tenant’s Proportionate Share of the Building shall be amended to 68.7750% to include “Existing Space A” and “Expansion Space I”; and effective January 1, 2004 the Tenant’s Proportionate Share shall be amended to 87.6089% to include “Existing Space B” and the “Expansion Space I”.

4.	Term

The Term (“Expansion Term”) for “Expansion Space I” shall be for a period of seventy nine (79) months commencing July 1, 2003 and expiring December 31, 2009 to run coterminous with Tenant’s existing term.

5.	Base Rent

The Base Rental payable for “Expansion Space I” shall be due and payable on the first day of each calendar month during the term of this Lease as follows:

	Annual Base Rental	Monthly
Lease Years	Per Rentable Square Foot	Base Rental Payment
07/01/03-12/31/03	$17.00	$5,591.58
01/01/04-12/31/04	$17.20	$5,657.37
01/01/05-12/31/05	$17.30	$5,690.26
01/01/06-12/31/06	$18.25	$6,002.73
01/01/07-12/31/07	$18.50	$6,084.96
01/01/08-12/31/08	$18.75	$6,167.19
01/01/09-12/31/09	$19.00	$6,249.42

6.	Additional Rent

Effective July 1, 2003, the Base Year for “Expansion Space I” shall be calendar year 2003, calculated on a “grossed-up” basis to reflect a one ninety five percent (95%) occupancy.

7.	Construction Allowance

Landlord at Landlord’s sole cost and expense, agrees to provide a Construction Allowance for leasehold improvements to “Expansion Space I” at $3.00 per rentable square foot or $11,841.00. Otherwise, Tenant agrees to accept “Expansion Space I” in its “as-is” condition. Any and all other expenses shall be at the sole cost and expense of the Tenant.
Except as modified and amended herein, all other terms and conditions of the Lease are hereby ratified and affirmed in all respects.
IN WITNESS HEREOF, the undersigned has caused this FIRST AMENDMENT TO OFFICE LEASE to be duly executed effective as of the date first written above.
LANDLORD:
SPACE CENTER OPERATING
ASSOCIATES, L.P.
By: BGK Equities, Inc General Partner

By:	/s/ J. Peter Mehlert
Name:	J. PETER MEHLERT, PRESIDENT
Title:	BGK TEXAS PROPERTY MGMT, INC.
AS AGENT FOR
TENANT:
CYBERONICS, INC

By:	/s/ Pamela B. Westbrook
Name:	Pamela B. Westbrook
Title:	VP, Finance & Administration/CFO

EXHIBIT “A”
EXPANSION SPACE 1

SECOND AMENDMENT TO LEASE
This SECOND AMENDMENT TO LEASE (“Second Amendment”) is made this 2 day of October, 2003 by and between Space Center Operating Associates, L.P., a New Mexico limited partnership (“Landlord”) and Cyberonies, Inc., a Texas Corporation (“Tenant”).
RECITALS:
WHEREAS, Landlord and Tenant entered into that certain Lease Agreement (“Lease”) dated December 5, 2002, covering certain leased premises (“Premises”) in the building known as the Cyberonics Building (“Building”) located in Houston, Harris County, Texas; and
WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease (“First Amendment”) dated March 3, 2003, wherein the Premises was expanded by 3,947 square feet (“Expansion Space I”) on the second floor of the Building for an amended total of 99,274 square feet of Rentable Area; and
WHEREAS, Tenant now desires to expand its leased premises on the first floor of the Building herein referred to as (“Expansion Space II”); and Landlord and Tenant wish to otherwise amend the terms of the Lease to reflect the same;
AGREEMENTS:
NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other valuable consideration paid by each party to the other, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby amend the Lease as follows:
1.	Premises

Effective February 1, 2004, the Tenant’s Premises shall be amended to include Suite 105 located on the first floor of the Building, known as “Expansion Space II” identified in Exhibit “A” attached hereto and made part hereof.

2.	Tenant’s Rentable Square Feet

Effective February 1, 2004, the Tenant’s Rentable Square Feet shall be amended to include “Expansion Space II” containing 3,435 square feet.

3.	Tenant’s Proportionate Share

Effective February 1, 2004 the Tenant’s Proportionate Share of the Building shall be amended to 89.9886% to include “Existing Space A”, “Existing Space B”, “Expansion Space I” and “Expansion Space II”.

4.	Term

The Term (“Expansion Term”) for “Expansion Space II” shall be for a period of seventy one (71) months commencing February 1, 2004 and expiring December 31, 2009 to run coterminous with Tenant’s existing term.

5.	Base Rent

The Base Rental payable for “Expansion Space II” shall be due and payable on the first day of each calendar month during the term of this Lease as follows:

	Annual Base Rental	Monthly
Lease Years	Per Rentable Square Foot	Base Rental Payment
02/01/04 - 12/31/04	$17.20	$4,923.50
01/01/05 - 12/31/05	$17.30	$4,952.13
01/01/06 - 12/31/06	$18.25	$5,224.06
01/01/07 - 12/31/07	$18.50	$5,295.63
01/01/08 - 12/31/08	$38.75	$5,367.19
01/01/09 - 12/31/09	$19.00	$5,438.75
6.	Additional Rent

Effective February 1, 2004, the Base Year for “Expansion Space II” shall be calendar year 2003, calculated on a “grossed-up” basis to reflect a ninety five percent (95%) occupancy.

7.	Construction Allowance

Landlord at Landlord’s sole cost and expense, agrees to provide a Construction Allowance for leasehold improvements to “Expansion Space II” at $3.00 per rentable square foot or $10,305.00. Except as provided herein, the Tenant hereby accepts the “Expansion Space” in its “as-is” condition. Additionally, any unused portion of the improvement allowance provided by Landlord cannot be applied toward base rent or any other amounts owing to Landlord.
Except as modified and amended herein, all other terms and conditions of the Lease and the First Amendment to Lease are hereby ratified and affirmed in all respects.
IN WITNESS HEREOF, the undersigned has caused this SECOND AMENDMENT TO LEASE to be duly executed effective as of the date first written above.
LANDLORD:
SPACE CENTER OPERATING
ASSOCIATES, L.P.
By: BGK Equities Inc. General Partner

By:	/s/ J. Peter Mehlert
Name:	J. PETER MEHLERT, PRESIDENT
Title:	BGK TEXAS PROPERTY MGMT, INC.
AS AGENT FOR
TENANT:

CYBERONICS, INC.

By:	/s/ Pamela B. Westbrook
Name:	Pamela B. Westbrook
Title:	Vice President, Finance & Administration

EXHIBIT “A”
LEASED PREMISES
(CROSS HATCHED AREA)

THIRD AMENDMENT TO LEASE
This THIRD AMENDMENT TO LEASE (“Third Amendment”) is made this 11th day of March, 2004 by and between SPACE CENTER OPERATING ASSOCIATES, L.P. a New Mexico limited partnership (“Landlord”) and CYBERON1CS, INC. a Texas Corporation (“Tenant”)
RECITALS:
WHEREAS, Landlord and Tenant entered into that certain Lease Agreement (“Lease”) dated December 5, 2002 covering certain lease premises (“Premises”) in the building known as the Cyberonics Building (“Building”) located in Houston, Harris County, Texas; and
WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease (“First Amendment”) dated March 3, 2003, wherein the Premises was expanded by 3,947 square feet (“Expansion Space I”) on the second floor of the Building for an amended total of 99,274 square feet of Rentable Area; and
WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease (“Second Amendment”) dated, for reference purposes only as, October 13, 2003, wherein the Premises was expanded by an additional 3,435 square feet (“Expansion Space II”) on the first floor of the Building for an amended total of 102,709 square feet of Rentable Area; and
WHEREAS, the Lease and the First and Second Amendments, including any and all exhibits, addenda, riders, estoppels and letter agreements, shall hereinafter be collectively referred to as the “Lease”; and
WHEREAS, The commencement date of the “Expansion Space II” lease term has been delayed until February 9, 2004, therefore Landlord and Tenant agree to amend the terms and conditions of the Second Amendment to reflect same;
AGREEMENTS:
NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other valuable consideration paid by each party to the other, the receipt and sufficiency of which is hereby acknowledge, Landlord and Tenant do hereby amend the Lease as follows:
Section 2b — Premises:
Effective February 9, 2004, the Tenant’s Premises shall be amended to include Suite 105 located on the first floor of the Building, hereinafter referred to as “Expansion Space II” identified in Exhibit “A” attached hereto and made a part hereof.
Section 2d — Tenant’s Rentable Square Feet:
Effective February 9, 2004, the Tenant’s Rentable Square Feet shall be amended to include the “Expansion Space II” containing 3,435 square feet and when added to Tenant’s “Existing Space” as shown on Exhibit “B” containing 99,274 square feet shall total 102,709 square feet of Rentable Area.
Section 2f — Tenant’s Proportionate Share:
Effective February 9, 2004, the Tenant’s Proportionate Share of the Building shall be amended to 89.9886%.
Section 2g — Commencement Date:
The commencement date for the “Expansion Space II” shall be February 9, 2004.
Section 2h — Term:
The Term (“Expansion Space II Term”) shall be for a period of seventy (70) months and twenty-one (21) days, commencing on February 9, 2004 and expiring on December 31, 2009 to run coterminous with Tenant’s “Existing Space” term.
Section 2i — Base Rent:
The Base Rental payable for “the Expansion Space II” shall be due and payable on the first day of each calendar month during the “Expansion Space II Term” as follows:

	Annual Base Rental	Monthly Base
Period	Per Rentable Square Foot	Rental Payment
02/09/04 - 12/31/04	$17.20	$4,923.50
01/01/05 - 12/31/05	$17.30	$4,952.13
01/01/06 - 12/31/06	$18.25	$5,224.06
01/01/07 - 12/31/07	$18.50	$5,295.63
01/01/08 - 12/31/08	$18.75	$5,367.19
01/01/09 - 12/31/09	$19.00	$5,438.75
Section 2j — Additional Rent:
Effective February 9, 2004, the Base Year for the “Expansion Spnce II” shall be calendar year 2003, calculated on a “grossed-up” basis to reflect a ninety-five percent (95%) occupancy.
Section 2p — Maximum Construction Allowance:
Landlord, at Landlord’s sole cost and expense, agrees to provide a Construction Allowance in the amount of $3.00 per rentable square foot or $10,305.00 to be used strictly for leasehold improvements to the “Expansion Space II”. Except as provided herein, the Tenant agrees to accept the “Expansion Space II” in its “as-is” condition. Additionally, any unused portion of the construction allowance provided by Landlord cannot be applied toward base rent or any other amounts owing to Landlord.
Except as modified and amended herein, all other terms and conditions of the Lease, the First Amendment, and the Second Amendment are hereby ratified and affirmed in all respects.
IN WITNESS HEREOF, the undersigned has caused this THIRD AMENDMENT TO LEASE to be duly executed effective as of the date first written above.
LANDLORD:
SPACE CENTER OPERATING ASSOCIATES, L.P.
By: BGK Equities, Inc. General Partner

By:	/s/ J. Peter Mehlert
Name:	J. PETER MEHLERT, PRESIDENT
Title:	BGK TEXAS PROPERTY MGMT, LLC
AS AGENT FOR
TENANT:
CYBERONICS, INC.

By:	/s/ Pamela B. Westbrook
Name:	Pamela B. Westbrook
Title:	CFO, VP - Finance & Adm

EXHIBIT “A”
LEASED PREMISES
(CROSS HATCHED AREA)

March 19, 2004
Cyberonics, Inc.
100 Cyberonics Drive, Suite 600
Houston, Texas 77058

RE:	Tenant Notice Letter, Transfer of Ownership 100 Cyberonics Drive
Dear Tenant:
This notice is delivered to advise you that on March 19, 2004 the above-referenced property was sold and conveyed by Space Center Operation Associates to Triple Net Properties, LLC on behalf of NNN 100 Cyberonics Drive, LLC, a Delaware Limited Liability Company.
Rent checks are due and payable as per your lease. All payments of rents should be made payable to NNN 100 Cyberonics Drive, LLC and mailed to the following address:
NNN 100 Cyberonics Drive, LLC
c/o Triple Net Properties, LLC
PO Box 534157
Atlanta, GA 30353-4157
APRIL RENT PAYMENTS SHOULD BE MAILED TO THIS ADDRESS
We appreciate your cooperation in contacting your insurance agent, requesting that the following verbiage and entities be added as additionally insured to your certificate of insurance, NNN 100 Cyberonic Drive, LLC and Triple Net Properties, LLC are hereby added as additionally insured with respect to the premises leased at: 100 Cyberonics Drive, Houston, Texas. If your agent uses anything other than the ACCORD CERTIFICATE OF INSURANCE form, Additional Insured Endorsement CG20I1 or equivalent should be attached to the certificate. Landlord requires a 30-day notice of termination of policy. All certificates should be sent to: NNN 100 Cyberonics Drive, LLC, c/o Triple Net Properties, LLC, 2563 Bay Area Boulevard, Houston, TX. 77058
Please contact the following individuals for any request you may have:

Maintenance & Billing /Administration	Leasing	Official Notices
Connie Speakes, Property Administrator	Renee Dickens, Property Manager	Legal Department
Triple Net Properties, LLC	Triple Net Properties, LLC	Triple Net Properties, LLC
2563 Bay Area Boulevard	2563 Bay Area Boulevard	1551 N. Tustin Ave. #200
Houston, Texas 77058	Houston, Texas 77058	Santa Ana, CA 92705
(281) 486.6966 voice	(281) 486.6966 voice	(714) 667-8252
(281) 486.4546 Fax	(281) 486.4546 fax	(714) 667-6860 fax
Should a W-9 form be required for tax purposes the Tax ID number is 20-0664432.
Please update your files to include the above information. We thank you for your cooperation and welcome you to the Triple Net family.
Sincerely,
TRIPLE NET PROPERTIES, LLC
/s/ Dan O’Hare
Dan O’Hare
Senior Asset Manager
Triple Net Properties, LLC
2563 Bay Area Boulevard
Houston, Texas 77058
281-486-6966 voice 281-486-4546 fax

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of the date last executed below, between Cyberonics. Inc., a Delaware corporation (“Tenant”), having an address at 16511 Space Center Boulevard, Suite 600, Houston, TX 77058 and PNC Bank, National Association (“Lender”), located at 10851 Mastin, Overland Park, Kansas, 66210.
RECITALS
A.	Tenant is the tenant under that certain lease (the “Original Lease”) dated December 5, 2002, by and between Tenant and Triple Net Properties, LLC and/or its assigns as successor in interest to Space Center Operating Associates, LP (the “Landlord”), as landlord, as amended by those instruments described in Exhibit A attached hereto and made part hereof (the Original Lease, as so amended, is herein called the “Lease”), wherein Landlord leased to Tenant certain premises known as 126.460rsf on the first, second, third, fourth, fifth and sixth floors (Suites 106, 107, 110, 115, 127, 130, 140, 143, 150, 160, 202, 300, 400, 500 & 600) (the “Premises”) and located on that certain land described in Exhibit B attached hereto and made part hereof (the “Land”); and
B.	Landlord is about to make, execute and deliver its Promissory Note (the “Note”) to Lender which Note shall be secured by, among other security, the lien of a mortgage or deed of trust (the “Mortgage”) encumbering the Land (such Mortgage and all other documents securing the Note are herein collectively called the “Security Documents”); and
C.	Lender and Tenant desire to confirm their agreements with respect to the Lease and the Security Documents.
AGREEMENT
          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:
1.	Subordination. The Lease and all right, title and interest in the Land created thereby (including without limitation, any purchase options, rights of first refusal or similar rights possessed by Tenant with respect to the Premises) are, shall be and shall at all times remain and continue to be subject and subordinate in all respects to the liens, terms, covenants, provisions and conditions of the Security Documents, and all renewals, modifications, extensions, consolidations and replacements thereof.
2.	Non-Disturbance. So long as the Lease is in full force and effect and Tenant is not in default under the Lease (beyond any period given Tenant to cure such default) or under this Agreement:
(a)	Tenant’s possession of the Premises and Tenant’s rights and privileges under the Lease (other than any purchase options, rights of first refusal or similar rights possessed by Tenant with respect to the Premises) shall not be diminished or interfered with by Lender, and Tenant’s occupancy of the Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any extensions or renewals thereof; and

(b)	Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Mortgage or to enforce any rights or remedies of Lender under the Mortgage which would cut-off, destroy, terminate or extinguish the Lease or Tenant’s interest and estate under the Lease.
Notwithstanding the foregoing provisions of this paragraph, if it would be procedurally disadvantageous for Lender not to name or join Tenant as a party in a foreclosure proceeding with respect to the Mortgage, Lender may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.
3.	Attornment.
(a)	After notice is given by Lender that a default has occurred under the Mortgage and that the rentals and all other payments to be made by Tenant under the Lease should be paid to Lender, Tenant will pay to Lender, or in accordance with the directions of Lender, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect to the Premises; such payments will be made regardless of any right of set-off, counterclaim or other defense which Tenant may have against Landlord, whether as tenant under the Lease or otherwise; and

(b)	In addition, if Lender (or its nominee or designee) shall succeed to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed or otherwise, or another person purchases the Premises upon or following foreclosure of the Mortgage, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, each being a “Successor-Landlord”), Tenant shall attorn to and recognize Successor-Landlord as Tenant’s landlord under the Lease and shall promptly execute and deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease, except that Successor-Landlord shall not:
i)	be liable for any previous act or omission of Landlord under the Lease;

ii)	be subject to any off-set, defense or counterclaim which shall have previously accrued to Tenant against Landlord;

iii)	be bound by any modification of the Lease or by any previous prepayment of rent or additional rent for more than one month which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender;

iv)	be bound by any purchase options, rights of first refusal or similar rights possessed by Tenant with respect to the Premises, or

v)	be liable for any security deposited under the Lease unless such security has been physically delivered to Lender.
4.	Lease Modifications. Tenant agrees that without the prior written consent of Lender, it shall not: (a) amend or modify the Lease or any extensions or renewals thereof; (b) terminate, cancel or tender a surrender of the Lease; (c) make a prepayment of any rent or additional rent in excess of one (1) month; or (d) subordinate or permit the subordination of the Lease to any lien subordinate to the Mortgage. Any such purported action without such consent shall be void as against the holder of the Mortgage.
5.	Notice of Default; Opportunity to Cure.
(a)	Any notice required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Lender, and any right of Tenant dependent upon notice shall take effect only after such notice to Lender is so given. Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have a reasonable time to complete such performance as provided in section (b) below.

(b)	Without limiting the generality of the foregoing, Tenant shall promptly notify Lender of any default, act or omission of Landlord which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction (a “Landlord Default”). In the event of a Landlord Default, Tenant shall not exercise any rights available to it: (i) until it has given written notice of such Landlord Default to Lender; and (ii) unless Lender has failed, within a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord, to cure or remedy the Landlord Default or, if the same is not reasonably capable of being remedied by Lender within such period, until a reasonable period for remedying such Landlord Default has elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Documents to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy); provided that Lender shall with due diligence commence and prosecute a remedy for such Landlord Default. If Lender cannot reasonably remedy a Landlord Default until after Lender obtains possession of the Land, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such Landlord Default until the expiration of a reasonable period necessary for the remedy after Lender institutes proceedings to obtain possession of the Land through a foreclosure or otherwise, or for the appointment of a receiver for the Land, provided that Lender institutes and prosecutes such proceedings with due diligence. Lender shall have no obligation hereunder to remedy any Landlord Default.
6.	Application of Casualty and Condemnation Proceeds. Tenant hereby agrees that, notwithstanding anything to the contrary contained in the Lease, the terms and provisions of the Mortgage shall control with respect to the application of casualty insurance proceeds and condemnation awards.

7.	Notice of Lien. To the extent that the Lease entitles Tenant to notice of the existence of any mortgage and the identity of any lender, this Agreement shall constitute such notice to Tenant with respect to the Mortgage.

8.	Remedies. Upon and after the occurrence of a default under the Mortgage, Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Lender were named therein as Landlord.

9.	Limitation of Liability. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Mortgage or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise. Notwithstanding any other provisions of this Agreement, Tenant shall have no recourse against the Lender, any affiliate of Lender, any Successor Landlord, or any assets of any of them, with respect to the failure of any such party to perform its obligations under this Agreement or the Lease, other than any such party’s interest in the Land, provided that in no event shall Lender’s rights and interests under the Security Documents be deemed to be an interest in the Land.

10.	Priority.
(a)	Tenant acknowledges and agrees that this Agreement supersedes (but only to the extent inconsistent with) any provisions of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Mortgage.

(b)	Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any entity which shall succeed Lender with respect to the Land, or any portion thereof, provided such agreement is substantially similar to this Agreement.
11.	Notices. Any notice, consent, request or other communication required or permitted to be given hereunder shall be in writing and shall be: (a) personally delivered; (b) delivered by Federal Express or other comparable overnight delivery service; or (c) transmitted by postage prepaid registered or certified mail, return receipt requested.

All such notices, consents, requests or other communications shall be addressed to Tenant or Lender at the `address for such party previously set forth in this Agreement, or to such other address as Tenant or Lender shall in like manner designate in writing. All notices and other communications shall be deemed to have been duly given on the first to occur of actual receipt of the same or: (i) the date of delivery if personally delivered; (ii) one (1) business day after depositing the same with the delivery service if by overnight delivery service; and (iii) three (3) days following posting if transmitted by mail. Any party may change its address for purposes hereof by notice to the other parties given in accordance with the provisions hereof.

12.	General. This Agreement may not be modified or terminated orally. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. The term “Lender” shall mean the then holder of any interest in the Mortgage. The term “Landlord” shall mean the then holder of the lessor’s interest in the Lease. The term “person” shall mean any individual, joint venture, corporation, partnership, trust, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement and any amendments or modifications to the Lease that are consented to in writing by the Lender. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved in favor of this Agreement. This Agreement shall automatically terminate upon the release or termination of the lien of the Security Documents (and all renewals, modifications, extensions, consolidations and replacements thereof) upon the Land.

13.	Waivers. Both Tenant and Lender hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

14.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Land is located.

15.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Subordination, Non-Disturbance and Attornment Agreement to be effective as of the day and year first stated above.

“LENDER”

PNC BANK, NATIONAL ASSOCIATION

Dated: 3/17, 2004	By:	/s/ Jeannette Butler
Jeannette Butler, Vice-President

“TENANT”

Cyberonics, Inc.
a Delaware corporation

Dated: 3/10, 2004	By:	/s/ Pamela B. Westbrook

Printed Name: Pamela B. Westbrook
Title:.VP, Finance & Adm Chief Financial Officer

AGREED AND CONSENTED TO:

“LANDLORD”

NNN 100 CYBERONICS DRIVE, LLC
a Delaware Limited Liability Company

By:	/s/ Diana Laing

Printed Name: Diana Laing
Title: CFO

ACKNOWLEDGMENTS
[acknowledgment certificates should conform
to law of state where property is located]

STATE OF KANSAS	)
) ss.
COUNTY OF JOHNSON	)
     On this, the 17th day of March, 2003, before me, the undersigned officer, personally appeared Jeannette Butler, who acknowledged herself to be the Vice President of PNC Bank National Association, a national banking association, and that she as such Vice President being authorized to do so, executed the foregoing instrument for the purposed therein contained by signing the name of the corporation by herself as Vice President.
     IN WITNESS WHEREOF, I hereunder set hand and official seal.

/s/ TERRY RICKETTS

Notary Public

STATE OF TEXAS	)	TERRY RICKETTS
	)ss.	NOTARY PUBLIC-State of Kansas
COUNTY OF HARRIS	)	My Appt. Exp. 10/10/07
     On this, the 10th day of MARCH, 2004, before me, the undersigned officer, personally appeared PAMELA B. WESTBROOK, who acknowledged herself to be the VP, FINANCE & ADMIN, & CFO of Cyberonics, Inc., a DELAWARE CORPORATION, and that she as such VP, FINANCE & ADMIN, & CFO being authorized to do so, executed the foregoing instrument for the purposed therein contained by herself as signing the name of the corporation by herself as VP, FINANCE & ADMIN, & CFO.
     IN WITNESS WHEREOF, I hereunder set hand and official seal.

[SEAL] DEBBY RICKAWAY	/s/ Debby Rickaway
MY COMMISSION EXPIRES December 6, 2006	Notary Public

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California	}	ss

County of Orange

On	March 15, 2004	before me,	Yena Han, Notary Public,

	Date		Name and Title of Officer (eg. “Jane Doo. Notary Public”)

personally appeared	Diana Laing

Name(s) of Signer(s)

☑ Personally known to me
☐ proved to me on the basis of satisfactory evidence

[ SEAL ]	YENA HAN Commission # 1402074 Notary Public- California Orange County My Comm. Expires Feb 23, 2007	to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

/s/ Yena Han

Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document
Description of Attached Document

Title or Type of Document:

Document Date:	Number of Pages:

Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer

Signer’s Name:
RIGHT THUMBPRINT OF SIGNER Top of thumb here
☐ Individual
☐ Corporate Officer — Title(s):
☐ Partner — ☐ Limited ☐ General
☐ Attorney-in-Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other:

Signer is Representing:

© 1999 National Notary Association • 9350 De Soto Ave. PO Box 2402 • Chalsworth. CA 91313-2402 • www.nationalnotary org	Prod No. 5907	Reorder: Call Toll-Free 1-800-876-6827

     IN WITNESS WHEREOF, I hereunder set hand and official seal.

Notary Public

EXHIBIT A
Description of Lease Amendments (see attachment)

EXHIBIT B
Legal Description
     The real property situated in the County of Harris, State of Texas, described as follows: (see attachment)

FOURTH AMENDMENT TO THE LEASE AGREEMENT
     THIS FOURTH AMENDMENT (the “Amendment”) is made and entered into as of March 23, 2005, by and between NNN 100 Cyberonics Drive, LLC, a Delaware limited liability company, NNN 100 Cyberonics Drive 1, LLC, NNN 100 Cyberonics Drive 2, LLC, NNN 100 Cyberonics Drive 3, LLC, NNN 100 Cyberonics Drive 4, LLC, NNN 100 Cyberonics Drive 5, LLC, NNN 100 Cyberonics Drive 6, LLC, NNN 100 Cyberonics Drive 7, LLC, NNN 100 Cyberonics Drive 8, LLC, NNN 100 Cyberonics Drive 9, LLC, NNN 100 Cyberonics Drive 10, LLC, NNN 100 Cyberonics Drive 11, LLC, NNN 100 Cyberonics Drive 12, LLC, NNN 100 Cyberonics Drive 13, LLC, NNN 100 Cyberonics Drive 14, LLC, each one a Delaware limited liability company (“Landlord”) acting by and through Triple Net Properties Realty, Inc. (“Agent” for Landlord) as successor in interest to Space Center Operating Associates, L.P., a New Mexico limited partnership (“Landlord”), and Cyberonics, Inc., a Delaware corporation (“Tenant”).
RECITALS
A.	Landlord and Tenant are parties to that certain Lease dated December 5, 2002, which Lease has been previously amended by that certain First Amendment to the Lease Agreement dated March 3, 2002, that certain Second Amendment to the Lease Agreement dated 2003 and that certain Third Amendment dated 2004, (collectively, the “Lease”) Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 129,895 rentable square feet (the “Original Premises”) described as Suites 105, 106, 107, 110, 115, 127, 130, 140, 143, 150, 160, 202, 203, 300, 400, 500 and 600 in the building located at 16511 Space Center Boulevard, Houston, Texas (the “Building”).
B.	Prior lease documents stated Tenant is a Texas corporation. This amendment shall serve to clarify that Tenant is and has always been a Delaware corporation.
C.	Tenant has requested that additional space containing approximately 560 rentable square feet described as Suite No. 102 on the first floor shown on Exhibit A hereto (the “Expansion Space”) be added to the Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
I.	Expansion. Effective as of the Expansion Effective Date (defined below), the Premises, as defined in the Lease, is increased from 129,985 rentable square feet to 130,545 rentable square feet by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on December 31, 2009 (“Termination Date”). The Expansion Space is subject to all the terms and conditions of the Lease.

The Expansion Effective Date shall be April 1, 2005.
100 Cyberonics — Cyberonics, Inc., 4th Amendment 03 25 05

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II.	Base Rent.
A.	Original Premises Through Termination Date. The Base Rental, additional rent and all other charges under the Lease shall be payable as provided therein with respect to the Original Premises through and including the Termination Date.

B.	Expansion Space From Expansion Effective Date Through Termination Date. As of the Expansion Effective Date, the schedule of Base Rental payable with respect to the Expansion Space is the following:

Months of Term or	Annual Rate Per
Period	Square Foot	Monthly Base Rent
04/01/05-12/31/05	$17.30	$807.33
01/01/06-12/31/06	$18.25	$851.67
01/01/07-12/31/07	$18.50	$863.33
01/01/08-12/31/08	$18.75	$875.00
01/01/09-12/31/09	$19.00	$886.67
All such Base Rental shall be payable by Tenant in accordance with the terms of the Lease.
III.	Tenant’s Proportionate Share and Additional Expenses. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant’s Proportionate Share for the Premises is 90,4389%, based on total rentable square footage in the building of 144,346 rentable square feet. Tenant’s base year for the Expansion Space shall be the actual operating costs for calendar year 2003, calculated on a “grossed-up” basis to reflect a ninety-five percent (95%) occupancy.

IV.	Improvements to Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, provided however, that Landlord shall provide to Tenant an allowance of up to $3.00 per rentable square foot of the Expansion Space for reconstruction of the Premises including demolition, construction of drywall partitions and fire protection systems. The allowance shall be paid to Tenant upon delivery to Landlord of a Certificate of Occupancy and copies of invoices for such work, lien waivers, and any other documentation or related information reasonably required by Landlord.

V.	Tenant’s Representations and Warranties. Landlord and Tenant each represent and warrant that, as of the date of this Amendment, neither party is aware of any breach of the Lease by the other party.

VI.	Miscellaneous.
A.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

B.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
100 Cyberonics — Cyberonics, Inc., 4th Amendment 03 25 05

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C.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

E.	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Donald R. Kugle, dba Clear Lake Asset Management.

F.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

Triple Net Properties Realty, Inc.
Agent for Landlord

By:	/s/ Richard G. Burnett
Name:	Richard G. Burnett
Title:	Sr. Asset Manager

TENANT:
Cyberonics, Inc. a Delaware corporation

By:	/s/ Pamela B. WestBrook
Name:	Pamela B. WestBrook
Title:	VP, Finance and Administration & CFO

Legal Approval
P.W
(Initial)
100 Cyberonics — Cyberonics, Inc., 4th Amendment 03 25 05

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EXHIBIT “A”
OUTLINE AND LOCATION OF EXPANSION SPACE

10

FIFTH AMENDMENT TO THE LEASE AGREEMENT
     THIS FIFTH AMENDMENT (the “Amendment”) is made and entered into as of May 5th, 2005 by and between NNN 100 Cyberonics Drive, LLC, a Delaware limited liability company, NNN 100 Cyberonics Drive 1, LLC, NNN 100 Cyberonics Drive 2, LLC NNN 100 Cyberonics 3, LLC, NNN 100 Cyberonics Drive 4, LLC, NNN 100 Cyberonics Drive 5, LLC, NNN 100 Cyberonics Drive 6, LLC, NNN 100 Cyberonics Drive 7, LLC, NNN 100 Cyberonics Drive 8, LLC, NNN Cyberonics Drive 9, LLC, NNN 100 Cyberonics Drive 10, LLC, NNN 100 Cyberonics Drive 11, LLC, NNN 100 Cyberonics Drive 12, LLC, NNN 100 Cyberonics Drive 13, LLC, NNN 100 Cyberonics Drive 14, LLC, each one a Delaware limited liability company (“Landlord”) acting by and through Triple Net Properties Realty, Inc. (“Agent” for Landlord) as successor in interest to Space Center Operating Associates, L,P., a New Mexico limited partnership (“Landlord”), and Cyberonics, Inc., a Delaware corporation (“Tenant”).
RECITALS
A.	Landlord and Tenant are parties to that certain Lease dated December 5, 2002, which Lease has been previously amended by that certain First Amendment to the Lease Agreement dated March 3, 2002, that certain Second Amendment to the Lease Agreement dated 2003, that certain Third Amendment to the Lease Agreement dated 2004 and that certain Fourth Amendment to the Lease Agreement dated March 23, 2005, (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 130,455 rentable square feet (the “Premises”) described as Suites 102, 105, 106, 107, 110, 115, 127, 130, 140, 143, 150, 160, 202, 203, 300, 400, 500 and 600 in the building located at 16511 Space Center Boulevard, Houston, Texas (the “Building”)

B.	Tenant has requested that Article I and Article III of the Fourth Amendment to the Lease Agreement dated March 23, 2005 be modified to accurately reflect the Premises rentable square feet and Tenant’s Proportionate Share and Additional Expenses prior to the Expansion Effective Date and as of the Expansion Effective Date
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.	Article I. of the Fourth Amendment is deleted and replaced with the following:
I.	Expansion. Effective as of the Expansion Effective Date (defined below), the Premises, as defined in the Lease, is increased from 129,895 rentable square feet to 130,455 rentable square feet by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease, The Term for the Expansion Space shall commence on the Expansion Effective Date and end on December 31, 2009 (“Termination Date”) The Expansion Space is subject to all terms and conditions of the Lease.

The Expansion Effective Date shall be April 1, 2005.
100 Cyberonics—Cyberonics, Inc., 5th Amendment 05. 05. 05

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2.	Article III. of the Fourth Amendment is deleted and replaced with the following:
III.	Tenant’s Proportionate Share and Additional Expenses. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant’s Proportionate Share for the Premises is 90.3766%, based on total rentable square footage in the building of 144,346 rentable square feet. Tenant’s base year for the Expansion Space shall be the actual operating costs for calendar year 2003, calculated on a “grossed-up” basis to reflect a ninety-five percent (95%) occupancy.
3	Tenant’s Representations and Warranties. Landlord and Tenant each represent and warrant that, as of the date of this Amendment, neither party is aware of any breach of the Lease by the other party.

4.	Miscellaneous.
A.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

B.	Except as herein modified or amendment, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

E.	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Donald R. Kugle, dba Clear Lake Asset Management.

F.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting
IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.
SIGNATURES ON FOLLOWING PAGE
100 Cyberonics — Cyberonics, Inc., 5th Amendment 05. 05. 05

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LANDLORD:

Triple Net Properties Realty, Inc. Agent for Landlord

By: Name:	/s/ Richard Burnett RICHARD BURNETT
Title:	SENIOR ASSET MANAGER

TENANT:

Cyberonics, Inc. a Delaware corporation

By:	/s/ Pamela B. Westbrook

Name:	PAMELA B. WESTBROOK
Title:	V.P. & CFO

Legal Approval

/s/ P.W (Initial)
100 Cyberonics — Cyberonics, Inc., 5th Amendment 05. 05. 05

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SIXTH AMENDMENT TO THE LEASE AGREEMENT
     THIS SIXTH AMENDMENT (the “Amendment”) is made and entered into as of July 13th, 2005 by and between NNN 100 Cyberonics Drive, LLC, a Delaware limited liability company, NNN 100 Cyberonics Drive 1, LLC, NNN 100 Cyberonics Drive 2, LLC NNN 100 Cyberonics 3, LLC, NNN 100 Cyberonics Drive 4, LLC, NNN 100 Cyberonics Drive 5, LLC, NNN 100 Cyberonics Drive 6, LLC, NNN 100 Cyberonics Drive 7, LLC, NNN 100 Cyberonics Drive 8, LLC, NNN Cyberonics Drive 9, LLC, NNN 100 Cyberonics Drive 10, LLC, NNN 100 Cyberonics Drive 11, LLC, NNN 100 Cyberonics Drive 12, LLC, NNN 100 Cyberonics Drive 13, LLC, NNN 100 Cyberonics Drive 14, LLC, each one a Delaware limited liability company (“Landlord”) acting by and through Triple Net Properties Realty, Inc. (“Agent” for Landlord) as successor in interest to Space Center Operating Associates, L. P., a New Mexico limited partnership (“Landlord”), and Cyberonics, Inc., a Delaware corporation (“Tenant”).
RECITALS
A.	Landlord and Tenant are parties to that certain Lease dated December 5, 2002, which Lease has been previously amended by that certain First Amendment to the Lease Agreement dated March 3, 2003, that certain Second Amendment to the Lease Agreement dated October 2, 2003, that certain Third Amendment to the Lease Agreement dated March 11, 2004, that certain Fourth Amendment to the Lease Agreement dated March 23, 2005 and that certain Fifth Amendment to Lease Agreement dated May 5, 2005, (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 130,455 rentable square feet (the “Premises”) described as Suites 102, 105, 106, 107, 110, 115, 127, 130, 140, 143, 150, 160, 202, 203, 300, 400, 500 and 600 in the building located at 16511 Space Center Boulevard, Houston, Texas (the “Building”).

B.	Tenant has requested that additional space containing approximately 3,692 rentable square described as Suite 103 on the first floor shown on Exhibit A hereto (the “Expansion Space”) be added to the Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
I.	Expansion. Effective as of the Expansion Effective Date (defined below), the Premises, as defined in the Lease, is increased from 130,455 rentable square feet to 134,147 rentable square feet by the addition of the Expansion Space, Suite 103 and from and after the Expansion Effective Date, the Original Premises and the Expansion Space collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on December 31, 2009 (“Termination Date”) The Expansion Space is subject to all terms and conditions of the Lease.

The Expansion Effective Date shall be October 1, 2005, however in the event it is necessary to allow Chicago Title additional time to vacate the Expansion Space then the Expansion Effective Date shall be delayed up to ninety (90) days. Should a delay in the Effective Date, become necessary Landlord shall notify Tenant not later than September 1, 2005, providing a new Effective Date.
100 Cyberonics — Cyberonics, Inc., 6th Amendment Revised 08. 18. 05

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II.	Base Rent.

Expansion Space From Expansion Effective Date Through Termination Date.

As of the Expansion Effective Date, the schedule of Base Rental payable with respect to the Expansion Space is the following:

A.	Annual Base Rent (First Year Only):	$18.50	/RSF
	Monthly Rent Installment (First Year Only):	$5,691.83

B.	CONSUMER PRICE INDEX ESCALATION
The Base Rent in Section II. A. is subject to increases during the Term. Base Rent due as a result of an increase in the cost of living shall be calculated in accordance with terms set forth below:
Index. The basis for computing the cost of living shall be the unadjusted Consumer Price Index for all Urban Consumers, All Items (1982-84 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor (the “Index”).
Base Index Number. The Index for the third calendar month preceding the month in which the Effective Date occurs shall be the “Base Index Number”.
Current Index Number. The Index for the same month in the year of the applicable Adjustment Date shall be the “Current Index Number”.
On the first day of the month of each anniversary of the Effective Date during the term (each such date an “Adjustment Date”), Base Rent shall be adjusted as follows: (i) by an increase of three percent (3%) of the then-current amount of Base Rent, or (ii) if larger than such three percent (3%) increase, by adjustment to reflect the increase in the cost of living over the preceding term year.
If Base Rent is to be adjusted for cost of living increase pursuant to subsection (ii) hereof, the Base Rent for the term year commencing on each Adjustment Date shall be the product obtained from multiplying the amount of Annual Base Rent set forth in Section II.A. (the “Initial Base Rent”) by the fraction whose numerator is equal to the Current Index Number and whose denominator is equal to the Base Index Number; provided that in no event will Base Rent for such term year be less than the greater of initial Base Rent or adjusted Base Rent for the term year immediately preceding the Adjustment Date.
If on any Adjustment Date, the Current Index Number has not been published, the parties agree that the adjustment to Base Rent contemplated herein will be made after the Current Index Number is published, and that such adjustment will be retroactive to Adjustment Date and that pending publication of the Current Index Number the three percent (3%) Base Rent increase described in subsection (i) hereof shall apply. If, after publication of the Current Index Number, is determined that the applicable rent should be based on the cost of living increase as set forth in subsection (ii) hereof rather than on the three percent (3%) standard set forth in subsection (i) hereof, Landlord shall notify Tenant of the new adjusted Base Rent amount and Tenant shall pay Landlord any short fall between the amount of Base Rent paid subsequent to the Adjustment Date and the new amount of adjusted Base Rent hereunder as a result of the adjustment.
100 Cyberonics — Cyberonics, Inc., 6th Amendment Revised 08. 18. 05

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If the Index is not in existence at the time the determination is to be made, the parties shall use such equivalent price index as is published by a successor government agency in lieu of the Index; or, if no such price index is published, then the parties shall use a mutually acceptable equivalent price index as is published by a non-governmental agency.
No Waiver. Any delay or failure of Landlord in computing or billing Tenant for the escalation of annual Rent as provided herein shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such escalation of annual Rent hereunder.
Survival. Tenant’s obligation to pay the escalated annual Rent pursuant to this clause shall continue and shall cover all periods up to the date that the Lease is scheduled to expire, and shall survive any expiration or termination of the Lease.
III.	Tenant’s Proportionate Share and Additional Expenses. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant’s Proportionate Share for the Premises is 92.9343%, based on total rentable square footage in the building of 144,346 rentable square feet. Tenant’s base year for the Expansion Space shall be the actual operating costs for calendar year 2003, calculated on a “grossed-up” basis to reflect a ninety-five percent (95%) occupancy.

IV.	Improvements to Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, provided however, that Landlord shall provide to Tenant an allowance of up to $3.00 per rentable square foot of the Expansion Space for reconstruction of the Expansion Space including demolition, construction of drywall partitions and fire protection systems. The allowance shall be paid to Tenant upon Delivery to Landlord of a Certificate of Occupancy and copies of invoices for such work, lien waivers and any other documentation or related information reasonably required by Landlord.

V.	Tenant’s Representations and Warranties. Landlord and Tenant each represent and warrant that, as of the date of this Amendment, neither party is aware of any breach of the Lease by the other party.

VI.	Miscellaneous.
A.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

B.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

E.	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Donald R. Kugle, dba Clear Lake Asset Management.
100 Cyberonics — Cyberonics, Inc., 6th Amendment Revised 08. 18. 05

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F.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

Triple Net Properties Realty, Inc. Agent for Landlord

By:	/s/ Richard Burnett

Name:	RICHARD BURNETT
Title:	EXECUTIVE VICE PRESIDNET

TENANT:

Cyberonics, Inc. a Delaware corporation

By: Name:	/s/ Pamela B. Westbrook PAMELA B. WESTBROOK
Title:	Vice President, Finance & Admin., CFO

Legal Approval

/s/ P.W (Initial)
100 Cyberonics — Cyberonics, Inc., 6th Amendment Revised 08. 18. 05

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EXHIBIT “A”
OUTLINE AND LOCATION EXPANSION SPACE

ELEV
ELEV
STAIRS
PUMP ROOM
COURT YARD/DINING
VENDING/DINING ROOM
STAIRS
MAINTENANCE
ELEV
ELEV
ELEV
ELEV
STAIRS